UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant  ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
 ☐  Preliminary Proxy Statement
 ☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒  Definitive Proxy Statement
 ☐  Definitive Additional Materials
 ☐  Soliciting Material Pursuant to § 240.14a-12
Ivanhoe Electric Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒  No fee required.
 ☐  Fee paid previously with preliminary materials.
 ☐  Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 24, 2024
Dear Stockholder:
You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Ivanhoe Electric Inc. (“Ivanhoe Electric” or the “Company”) on June 6, 2024, at 9:30 A.M. Mountain Standard Time (MST). The Annual Meeting will be held in the AC Meeting Room, AC Hotel Phoenix Tempe/Downtown, 100 East Rio Salado Parkway, Tempe, AZ 85281.
We hope you can join us for the Annual Meeting. As a stockholder, your participation in the affairs of Ivanhoe Electric is important, regardless of the number of shares you hold. Therefore, whether or not you are able to attend the Annual Meeting, please vote your shares as soon as possible by following the instructions provided in the Notice of Internet Availability, or if you hold your shares through a bank, broker or other financial intermediary, by following the instructions provided by the financial intermediary. If you decide to attend the Annual Meeting, you will be able to vote at the meeting even if you have previously voted.
Our Notice of the 2024 Annual Meeting of Stockholders, proxy statement for the Annual Meeting, and 2023 Annual Report are available at https://ivanhoeelectric.com/investors/annual-meeting-materials/. On April 24, 2024, we mailed our stockholders a notice containing instructions on how to access these materials and how to vote their shares. The notice provides instructions on how you can request a paper copy of these materials by mail, by telephone or by email. If you requested your materials via email, the email contains voting instructions and links to the materials on the Internet.
On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in Ivanhoe Electric.
Sincerely yours,

/s/ Robert Friedland

Robert Friedland
Executive Chairman of the Board of Directors

/s/ Taylor Melvin

Taylor Melvin
President and Chief Executive Officer
450 E. Rio Salado Parkway, Suite 130, Tempe, AZ 85281
TEL: (480) 656-5821
https://www.ivanhoeelectric.com

IVANHOE ELECTRIC INC.

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS (THE “ANNUAL MEETING”)
TIME	9:30 A.M. Mountain Standard Time (MST) on June 6, 2024.

LOCATION	AC Meeting Room, AC Hotel Phoenix Tempe/Downtown, 100 East Rio Salado Parkway, Tempe, AZ 85281

ITEMS OF BUSINESS	1.	The election of nine directors for terms to expire in 2025.

	2.	To ratify the appointment of Deloitte LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

	3.	To seek an advisory vote on the frequency of future advisory votes on executive compensation.

RECORD DATE	You are entitled to vote at the Annual Meeting and any adjournment thereof if you were a stockholder at the close of business on April 12, 2024.

ANNUAL REPORT	Our 2023 Annual Report is a part of our proxy materials being made available to you.
We are utilizing a U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. We believe that this delivery process will reduce our environmental impact and over time lower the costs of printing and distributing our proxy materials. We believe that we can achieve these benefits with no impact on our stockholders’ timely access to this important information. If you have received our Notice of Internet Availability of Proxy Materials (the “Notice”) and you would prefer to receive proxy materials (including a proxy card) in printed form by mail or electronically by email, please follow the instructions contained in the Notice.
Whether or not you plan to attend the Annual Meeting, please vote your shares as soon as possible by telephone, via the Internet or by completing, dating, signing and returning a proxy card (as instructed in the Notice) to ensure your shares are voted, or, if you hold your shares in street name, by following the instructions provided by your bank, broker or other financial intermediary. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
By Order of the Board of Directors

/s/ Cassandra Joseph

Cassandra Joseph General Counsel and Corporate Secretary
April 24, 2024

i

ii

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND
THE 2024 ANNUAL MEETING OF STOCKHOLDERS
Q:	When and where is the 2024 Annual Meeting of Stockholders?
A:
The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Ivanhoe Electric Inc. (“Ivanhoe Electric,” the “Company,” “we,” “our,” or “us,” as the context requires) will be held on June 6, 2024, at 9:30 A.M. Mountain Standard Time (MST).

The Annual Meeting will be held in person in the AC Meeting Room, AC Hotel Phoenix Tempe/Downtown, 100 East Rio Salado Parkway, Tempe, AZ 85281.
Q:	Why is the Company providing these proxy materials?
A:
The board of directors is soliciting proxies on behalf of the Company to be voted at the Annual Meeting. When we ask for your proxy, we must provide you with a proxy statement and other proxy materials that contain certain information specified by law and other information.

Q:	What proxy materials are being made available to stockholders?
A:	The proxy materials consist of: (1) the Notice of 2024 Annual Meeting of Stockholders; (2) this proxy statement; and (3) the Company’s 2023 Annual Report (the “2023 Annual Report”).
If you request printed versions of the proxy materials by mail, these proxy materials will also include the proxy card or voting instruction form for the Annual Meeting.
Q:
Why did I receive a Notice of Internet Availability of Proxy Materials (the “Notice”) in the mail regarding the Internet availability of proxy materials instead of a full set paper copy of the proxy materials?

A:
We are utilizing a U.S. Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. This rule allows a company to send some or all of its stockholders a Notice regarding Internet availability of proxy materials. Instructions on how to access the proxy materials over the Internet may be found in the Notice. If you have received a Notice and you would prefer to receive the proxy materials in printed form by mail or electronically by email, please follow the instructions contained in the Notice.

The SEC rules that allow us to furnish our proxy materials over the Internet rather than in paper form do not require us to do so for all stockholders. We may choose to send certain stockholders the Notice, while sending other stockholders a full set paper copy of our proxy materials.
Q:	When were the proxy materials first sent or made available to stockholders?
A:
The Notice was first mailed to stockholders on or about April 24, 2024. Once the Notice is received, stockholders have the option of (1) accessing the proxy materials, including instructions on how to vote, online or by phone; or (2) requesting that the proxy materials be sent to the stockholder in printed form by mail or electronically by email. Opting to receive your proxy materials online will save the Company the cost of printing and mailing documents to your home or business and will also give you an electronic link to the proxy voting site.

Q:	How can I access the proxy materials over the Internet?
A:
The Notice contains instructions on how to view the proxy materials on the Internet, vote your shares on the Internet and obtain printed or electronic copies of the proxy materials. An electronic copy of the proxy materials is available at https://ivanhoeelectric.com/investors/annual-meeting-materials/.

Q:	What proposals will be voted on at the Annual Meeting?
A:	There are three matters on which a vote is scheduled at the Annual Meeting:
•	The election of nine directors for terms to expire in 2025 (Proposal 1);
•	The ratification of the appointment of Deloitte LLP as Ivanhoe Electric’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 2); and
•	To approve, on an advisory basis, the frequency of future advisory votes on executive compensation (Proposal 3).
We will also consider and vote upon any other business properly brought before the Annual Meeting.
Q:	What are the Board of Directors’ voting recommendations?
A:	The Board of Directors recommends that you vote your shares:
•	FOR the election of each director nominee (Proposal 1);
•	FOR the ratification of the appointment of Deloitte LLP as Ivanhoe’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 2); and
•	FOR the proposal to approve, on an advisory basis, of the frequency of future advisory votes on executive compensation every “1YEAR” (Proposal 3).
Q:	What shares may I vote?
A:	You may vote all shares of common stock, par value $0.0001 per share, of the Company that you owned as of the close of business on April 12, 2024 (the “Record Date”). These shares include:
1.	those held directly in your name as the stockholder of record; and
2.	those held for your as the beneficial owner through a bank, broker, or other financial intermediary at the close of business on the Record Date.
Each share of common stock is entitled to one vote. On the Record Date, there were 120,307,414 shares of our common stock issued and outstanding.
Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:
Most stockholders hold their shares through a bank, broker, or other financial intermediary rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and shares held beneficially.

Stockholder of Record
If your shares are registered directly in your name with Ivanhoe’s transfer agent, Computershare Investor Services Inc., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your proxy directly to Ivanhoe Electric or to vote your shares in person at the Annual Meeting.
Beneficial Owner
If you hold shares in a stock brokerage account or through a bank or other financial intermediary, you are considered the beneficial owner of shares held in street name. Your bank, broker or other financial intermediary is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker, or other financial intermediary on how to vote your shares, but because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. As a beneficial owner, you are, however, welcome to attend the Annual Meeting.
Q:	How can I attend the Annual Meeting?
A:	The Annual Meeting will be held in person in the AC Meeting Room, AC Hotel Phoenix Tempe/Downtown, 100 East Rio Salado Parkway, Tempe, AZ 85281.

You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on the Record Date or hold a valid proxy for the meeting. To be admitted to the Annual Meeting, please bring and present a form of government-issued photo identification as well as documentation to demonstrate beneficial ownership of your shares if shares are held through a broker, bank, or other nominee.
Q:	How can I vote my shares at the Annual Meeting?
A:	If you are a stockholder of record, you may vote in person at the Annual Meeting.
Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy as described in the Notice so that your vote will be counted if you later decide not to attend the Annual Meeting. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
Q:	How can I vote my shares without attending the Annual Meeting?
A:	If you hold your shares directly, you may vote by granting a proxy by one of the following methods:
On the Internet—You may vote at www.proxyvote.com 24 hours a day, seven days a week. Have your Notice, your proxy card, or the instructions that accompanied your proxy materials and enter the Control Number to submit your vote via the website. We encourage you to vote by proxy via the Internet, since it is quick, convenient and provides a cost savings to us. When you vote by proxy via the Internet prior to the Annual Meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted.
By Telephone—You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. Have your Notice, your proxy card, or the instructions that accompanied your proxy materials when you call and enter the Control Number when prompted to submit your vote. When you vote by telephone prior to the Annual Meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted.
By Mail—You may vote using your proxy card by completing, signing, dating, and returning the proxy card in the self-addressed, postage-paid envelope provided. If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named as proxies by our Board of Directors on your proxy card (the “Named Proxies”)) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your shares, as permitted, will be voted as recommended by our Board of Directors. If any other matter is presented at the Annual Meeting, the Named Proxies will vote in accordance with his or her best judgment. As of the date of this proxy statement, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.
If you are the beneficial owner of shares held in street name, you may instruct your bank, broker, or other financial intermediary to vote your shares by following the instructions provided by your bank, broker, or other financial intermediary. Most intermediaries offer voting by mail, by telephone and on the Internet.
Q:	May I change or revoke my vote?
A:	Yes, you may change or revoke your proxy instructions at any time prior to the vote at the Annual Meeting.
If you hold your shares directly, you must (a) file with our Corporate Secretary a written notice of revocation or (b) timely deliver a valid, later-dated proxy by telephone, on the Internet, or by mail, or vote your shares in person at the Annual Meeting. Your attendance at the Annual Meeting will not by itself revoke your previously granted proxy unless you give written notice of revocation to our Corporate Secretary before the Annual Meeting, or you vote at the Annual Meeting. Any proxy submitted by a stockholder of record may be revoked at any time prior to its exercise at the Annual Meeting.
For shares you own beneficially, you may change your vote by submitting new voting instructions to your bank, broker, or other financial intermediary, or by following the instructions that accompanied your proxy materials. If you voted on the Internet or by telephone, you may change your vote by following the instructions for voting by either method until 11:59 P.M. Eastern Time (ET) on June 5, 2024.

Q:	How are votes counted?
A:	On Proposal No. 1 - The election of directors, you may vote “FOR”, “AGAINST” or “ABSTAIN” with respect to each nominee. For abstentions, see “What happens if I abstain from voting?” below.
On Proposal No. 2 - Ratification of the appointment of our independent registered public accounting firm, you may vote “FOR”, “AGAINST” or “ABSTAIN.” For abstentions, see “What happens if I abstain from voting?” below.
On Proposal No. 3 - Approval, on an advisory basis, of the frequency of future advisory votes on executive compensation, you may vote for a frequency of every “1 YEAR”, “2 YEARS”, “3 YEARS”, or “ABSTAIN.” For abstentions, see “What happens if I abstain from voting?” below.
If you specify a voting choice, your shares will be voted in accordance with that choice. If you vote your shares, but do not indicate your voting preferences, the Named Proxies, will vote your shares in accordance with the recommendations of the Board of Directors.
If you are a beneficial owner and you have not provided voting instructions to your bank, broker or other financial intermediary, such firm may exercise discretion to vote your shares only with respect to the ratification of our independent registered public accounting firm (Proposal 2). Your broker does not have discretionary authority to vote your shares in the election of the directors (Proposal 1), resulting in a “broker non-vote” with respect to this matter. See “What is a broker non-vote?” below for more information. Your broker does not have discretionary authority to vote your shares on approval, on an advisory basis, of the frequency of future advisory votes on executive compensation (Proposal 3), resulting in a “broker non-vote” with respect to this matter. See “What is a broker non-vote?”
Q:	What is the quorum requirement for the Annual Meeting?
A:
The presence, in person or by proxy of the holders of a majority of the outstanding shares of stock entitled to vote at the meeting will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” (described below) will be counted as present and entitled to vote for purposes of determining a quorum.

Q:	What is the voting requirement to approve each of the proposals?
A:
The election of each director nominee (Proposal 1) will require that the votes cast for a nominee’s election exceed the votes cast against such nominee’s election (excluding abstentions and broker non-votes). Pursuant to the terms of our bylaws and Advance Voting Policy, if a nominee in an uncontested election is not elected by a majority vote, then the director shall offer to resign from his or her position as a director. See Proposal 1 – Election of Directors.

Approval of the ratification of our independent registered public accounting firm (Proposal 2) will require the affirmative vote of the holders of a majority of the stock present in person or by proxy entitled to vote.
Approval on an advisory basis, of the frequency of future advisory votes on executive compensation (Proposal 3) will require the affirmative vote of the holders of a majority of stock present in person or by proxy entitled to vote (excluding broker non-votes). However, if none of the options receive this level of support, the Board will consider the option that receives a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person by proxy (excluding abstentions and broker non-votes), as the recommendation of the stockholders. A plurality means that the option of “1 YEAR”, “2 YEARS” or “3 YEARS” receiving the highest number of votes is deemed to be the stockholders’ recommendation.
In each case, a quorum must be present at the Annual Meeting for a valid vote.
Q:	What happens if I abstain from voting?
A:
If you submit a proxy and explicitly abstain from voting on any proposal, the shares represented by the proxy will be considered present at the Annual Meeting for the purpose of determining a quorum. Abstentions will not be counted as votes cast and therefore, they will have no effect on the outcome of any proposal.

Q:	What is a “broker non-vote”?
A:
A “broker non-vote” occurs when a broker submits a proxy that does not indicate a vote for one or more of the proposals because the broker has not received instructions from the beneficial owner on how to vote on such proposals and does not have discretionary authority to vote in the absence of instructions. Brokers have discretionary authority to vote on matters that are deemed “routine”, such as the ratification of our independent registered public accounting firm (Proposal 2). Brokers do not have discretionary authority to vote on matters that are deemed “non-routine”, such as the election of directors (Proposals 1 and 3). Broker non-votes will be counted for the purposes of determining whether a quorum exists at the Annual Meeting, but because they are not votes that are cast, they will have no effect on the outcome of Proposals 1 and 3.

Q:	Will I have dissenters’ rights?
A:
No dissenters’ rights are available under the General Corporation Law of the State of Delaware, our certificate of incorporation or our bylaws to any stockholder with respect to any of the proposals to be voted on at the Annual Meeting.

Q:	What does it mean if I receive more than one Notice, proxy card or voting instruction card?
A:
It means your shares are registered differently or are held in more than one account. To ensure that all of your shares are voted, please vote as instructed in each Notice or sign and return each proxy card or voting instruction card (if you have requested and received paper copies of this proxy statement and a proxy card or voting instruction card). If you vote by telephone or on the Internet, you will need to vote once for each Notice, proxy card or voting instruction card you receive.

Q:	Where can I find the voting results of the Annual Meeting?
A:	We will announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K following the Annual Meeting.
Additional Q&A information regarding the Annual Meeting and stockholder proposals may be found on page 49.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
The Board of Directors
Our business and affairs are managed under the direction of the Board of Directors. Our Board of Directors currently consists of nine members.
Our Board of Directors consists of a single class of directors and directors will serve until a successor is duly elected and qualified or until a director’s earlier death, removal, or resignation. The current members of our Board of Directors are: Robert Friedland, Taylor Melvin, Russell Ball, Sofia Bianchi, Hirofumi Katase, Patrick Loftus-Hills, Victoire de Margerie, Priya Patil and Ronald Vance.
Our Board of Directors, on the recommendation of the Compensation and Nominating Committee, has nominated Robert Friedland, Taylor Melvin, Russell Ball, Sofia Bianchi, Hirofumi Katase, Patrick Loftus-Hills, Victoire de Margerie, Priya Patil and Ronald Vance to stand for election at this year’s Annual Meeting. If re-elected, each of these nine nominees will serve on our Board until the 2025 annual meeting, or until his or her successor is duly elected and qualified in accordance with the Company’s bylaws. If any of these nominees should become unable to accept election, our Named Proxies may vote for other person(s) selected by our Board of Directors. Our Board of Directors has no reason to believe that any of the nominees will be unable to accept election.
Name	Position with the Company	Age as of the Annual Meeting	Director Since
Robert Friedland	Executive Chairman of the Board of Directors	73	2021
Taylor Melvin	President, Chief Executive Officer, and Director	54	2022
Russell Ball(1)(5)	Director	56	2022
Sofia Bianchi(6)	Director	67	2023
Hirofumi Katase	Director	64	2022
Patrick Loftus-Hills(5)(6)	Director	58	2023
Victoire de Margerie	Director	61	2022
Priya Patil(2)(4)	Director	61	2022
Ronald Vance(3)(4)	Director	71	2023
(1)	Chair of our Audit Committee.
(2)	Chair of our Compensation and Nominating Committee.
(3)	Chair of our Health, Safety and Environmental Committee.
(4)	Serves on our Audit Committee.
(5)	Serves on our Compensation and Nominating Committee.
(6)	Serves on our Health, Safety and Environmental Committee.

Directors

Robert Friedland has served as Executive Chairman of the Board of Directors since November 21, 2022. Prior to that time, Mr. Friedland was CEO from July 2020 and Chairman of the Board from April 2021. Mr. Friedland has over 30 years of experience and has been recognized by leaders of the international financial sector and mineral resource industries as an entrepreneurial explorer, technology innovator and company builder. Mr. Friedland has been the Director, President, and CEO of Ivanhoe Capital Corporation (“Ivanhoe Capital”) since 1988, the executive Co-Chairman since September 2018 (previously the Executive Chairman from May 2012 until September 2018) of Ivanhoe Mines Ltd. and the Co-Chair of SK Global Entertainment, Inc. from February 2017 to December 2021. Mr. Friedland was the Chief Executive Officer of High Power Exploration Inc. (“HPX”) from December 2015 through July 2022. HPX is an 85% owner of the Nimba high-grade iron ore deposit in Guinea. Mr. Friedland was the Director, Chairman and President of Ivanhoe Pictures, Inc. from May 2013 to December 2021, and is currently the Chairman of our 90%-owned subsidiary, VRB Energy Inc. As one of the most recognized mining personalities and achievers in the world, Mr. Friedland is dedicated to serving on numerous boards in the natural resources sector. These positions include: Co-Chairman of Sunrise Energy Metals Limited (formerly Clean TeQ Holdings Limited); Chairman of I-Pulse Inc. and a Director of Kietta SAS and Pure Lithium Corporation. From June 2020 to June 2021, Mr. Friedland served as Chairman of Gold X Mining Corp., until its acquisition by Gran Colombia in June 2021. Mr. Friedland founded Ivanhoe Capital Acquisition Corp., a NYSE-listed special purpose acquisition corporation that completed its merger with SES AI Corporation (“SES”), a lithium-metal battery developer, in February 2022. He served as a Director of SES until March 15, 2023. Since April 2022, Mr. Friedland has served as the Chairman of Energy Capital Group. Mr. Friedland graduated with a degree in political science from Reed College.

Taylor Melvin has served as our Chief Executive Officer, President and member of our Board of Directors since November 2022. Mr. Melvin has over 20 years of experience in the natural resources sector as a senior corporate development professional and investment banker. He was President and Chief Executive Officer of Battery Metals Streaming Corp. from March 2022 to August 2022, and Vice President, Corporate Development for Freeport-McMoRan Inc. (NYSE: FCX), a leading international mining company focused on copper, headquartered in Phoenix, Arizona, from August 2018 to March 2022, after having served as its Director – Finance & Business Development since 2008. Prior to joining Freeport in 2008, Mr. Melvin was an Executive Director in J.P. Morgan’s Natural Resources investment banking group in New York. Mr. Melvin received his Bachelor of Science in Business Administration and his MBA from the University of North Carolina at Chapel Hill.

Russell Ball has served as a Director since June 30, 2022 and is the Chair and a member of the Audit Committee and member of the Compensation Committee and Nominating Committee. Mr. Ball is an international mining executive with thirty years of experience. He was the Chief Executive Officer of Calibre Mining Corp. (TSX: CXB) from October 2019 to February 2021 and Chair of the board from November 2018 to February 2021. From May 2013 to December 2017, Mr. Ball held various executive positions with Goldcorp Inc. (TSX: G; NYSE: GG) and was Goldcorp’s Executive Vice President Corporate Development and Chief Financial Officer from March 2016 to November 2017. Prior to that, Mr. Ball held various positions with Newmont Mining Corporation (NYSE: NEM) from 1994 to 2013 and was Executive Vice President and Chief Financial Officer from 2008 to May 2013. Mr. Ball is a Non-Executive Chair of the board of Faraday Copper Corp. (TSX:FDY) and is a Director of Southern Silver Exploration Corp (TSX.V: SSL). Mr. Ball qualified as a Chartered Accountant (South Africa) and as a Certified Public Accountant in the United States. He holds a Masters in Accounting and a Post-Graduate Diploma in Accounting from the University of Natal (South Africa).

Sofia Bianchi has served as a Director since July 2023. Ms. Bianchi has 37 years of finance experience and has held several executive and director positions internationally. She is currently the founding partner at Atlante Capital Partners, an investment firm focused on financial restructuring since May 2016. She also serves as Chair of Canagold Resources Ltd. (CCM:CA) since July 2022, as a Non-Executive Director of Saudi Arabian Mining Company (Ma’aden) (Saudi Stock Exchange Tadawul) (“Ma’aden”) since December 2022, and as a Non-Executive Director of Manara Minerals Investment Company of Riyadh, Saudi Arabia, a venture between Ma’aden and the Public Investment Fund (PIF) to invest in mining assets globally since June 2003. She is also a Non-Executive Director of Sitex SA and Spitex Perspecta AG (SOL SpA Group), companies specializing in home-based healthcare, since 2017 and 2019, respectively; and an Independent Non-Executive Director of Yellow Cake plc. (AIM:YCA), a uranium company, since 2018. Formerly Ms. Bianchi served as Head of Special Situations at the CDC Group and served on the boards of Feronia Inc. (TSX) from January 2019 to July 2020 and ARM Cement PLC (Nairobi Securities Exchange) from January 2018 to January 2019 during the companies’ financial and operational restructuring. Ms. Bianchi also served as a Director of Endeavour Mining Corporation (TSX & LSE) from November 2019 to May 2022 and as a Director of Kenmare Resources Plc (LSE & Dublin Stock Exchange) from April 2008 to May 2017. Ms. Bianchi holds a Master’s degree in finance from the University of Pennsylvania – Wharton Business School, and a Bachelor of Arts degree in Economics from George Washington University.

Hirofumi Katase has served as a Director since January 2022. Mr. Katase has served as Executive Vice Chairman, Director General of Industrial Science and Technology and a member of the Board of Directors of I-Pulse Inc. since December 2017. Mr. Katase is also President of I-Pulse Japan Co., Ltd., I-Pulse’s operating subsidiary in Japan. He is a CEO of G-Pulse Inc., a subsidiary of I-Pulse developing a drilling technology based on high pulse power. Prior to these roles, he most recently served as Japan’s Vice Minister for International Affairs at the Ministry of the Economy, Trade and Industry (“METI”) from June 2016 to July 2017. He held numerous management positions in trade, energy and industrial policy at METI since joining in 1982. During his time at METI, Mr. Katase served in multiple Director General positions, including for the Industrial Science and Technology Policy and Environment Bureau and Trade Policy Bureau, where he led efforts that contributed to the signing of the Trans-Pacific Partnership, among other international agreements. He also was previously Deputy Secretary-General of the Secretariat of Strategic Headquarters for Space Policy at the Cabinet Office, where he helped establish the Office of National Space Policy, the headquarters responsible for Japan’s development of space policy and deployment of space infrastructure. He was also a Director of the Oil and Natural Gas division at METI, where he led Japan’s upstream hydrocarbon policy for four years. At METI, he also served as a Director of the Aerospace and Defense Industry division where he worked on launching the Mitsubishi Regional Jet (MRJ) program and cultivated international partnerships for the development of aircraft and aircraft engines. He has been a Director of MinebeaMitsumi, a manufacturing company, since June 2021. Mr. Katase earned a Bachelor’s degree in law from the University of Tokyo and a Master’s degree in applied economics from the University of Michigan.

Patrick Loftus-Hills has served as a Director since March 2023 and is a member of the Compensation Committee and Nominating Committee. Mr. Loftus-Hills brings over 35 years of experience in the global mining industry and is currently a Senior Advisor at Moelis & Company, a New York-based investment bank. He is also a former Partner and Managing Director at Moelis & Company. Prior to joining Moelis & Company in 2011, Mr. Loftus-Hills was the Joint Head of the Asian Industrials Group and Head of Natural Resources at UBS in Hong Kong and held leadership roles in the UBS global mining team in New York and Australia. He spent over 25 years in investment banking advising global mining companies on a range of transactions, including cross-border M&A and capital raises. He is also a Managing Member - Advisor of Sweetwater Royalties LLC, an Orion Resource Partners portfolio company, Chairman of the Monash University US Leadership Council, Co-Chairman of the US Friends of the Australian Chamber Orchestra and Vice Chairman of the AUS USA Foundation. He holds Law and Science degrees from Monash University in Australia.

Victoire de Margerie has served as a Director of Ivanhoe Electric since June 30, 2022. Prof. de Margerie is the Executive Chairman/Reference Shareholder of Rondol Industrie SAS, an extrusion technology company, since 2012, a Director of Eurazeo (Euronext Paris) since 2012 and a Director and Chair of the Technology & Growth Committee of Verkor (France - EV Batteries) since 2023. Prof. de Margerie has spent 38 years in the Materials Industry in Canada, France, Germany, the United Kingdom, and the United States, first as an executive and since 2006 as a Board Director. Prof. de Margerie was a Director and Chair of the Innovation & Growth Committee of Arkema SA (Euronext Paris: AKE) from 2012 to 2022, and a Director of Babcock International Group (LSE: BAB) from 2016 to 2021. She was previously a Director of European industrial companies such as Italcementi, Morgan Ceramics, Outokumpu & Norsk Hydro. Prof. de Margerie is also Founder & Vice Chairman of World Materials Forum since 2014, she was elected an Academician at the National Academy of Technologies of France in 2019 and she joined the board of Mines ParisTech in 2021. She graduated from HEC Paris and Sciences Po Paris and holds a PhD in Management Science from Université de Paris 2, Pantheon Assas.

Priya Patil has served as a Director of Ivanhoe Electric since June 30, 2022 and is the Chair and a member of the Compensation and Nominating Committee and a member of the Audit Committee. Ms. Patil is an experienced corporate director. former senior public company executive, and investment banker. In 2016, she began serving as an independent corporate director of public companies and as a volunteer board member of universities and other economy-focused organizations since 2003. She was Head, Business Development (Diversified Industries) of the TSX from 2014 to 2016. She was Managing Director, Partner, and Founding Partner (Eastern Operations) of PI Financial Corp. and a Managing Director, Partner and Head of Investment Banking of Loewen Ondaatje McCutcheon. Ms. Patil was the global general corporate counsel of Breakwater Global Resources Ltd, a Canadian and U.S. listed mining company. She started her career as an attorney with Brobeck, Phleger & Harrison LLP in Palo Alto, California. Ms. Patil was a Director of Rambler Metals & Mining PLC (AIM of LSE: RMM), Chair of its Compensation, Governance and Nominations Committee and a member of its Audit and Safety, Health, Environment and Community committees. She also served on the board of Signature Resources Inc. (TSX-V: SIG). From 2016 to 2019, she was an Independent Corporate Director of Alexandria Minerals Corporation, Chair of its Audit Committee and a member of the Management & Special Committee. Ms. Patil holds a J.D. from the University of Ottawa and a B.Sc. (Statistics and Computer Sciences), University of Bombay. Ms. Patil has completed the Directors Education Program at the Rotman School of Management (University of Toronto) and the Innovation Governance Program of the Council of Canadian Innovators. She is a member of the State Bar of California, the Ontario Bar (Law Society of Ontario) and Charter of the Institute of Corporate Directors (ICD.D).

Ronald Vance has served as a Director since June 2023 and is a member of the Audit Committee. Mr. Vance is a corporate director and retired senior executive with a distinguished track record in corporate development, corporate finance advisory and marketing management. He has over 40 years of experience in mining and corporate development. Mr. Vance retired from Teck Resources Limited where he served as Senior Vice President, Corporate Development from 2006 to 2014. Prior to joining Teck Resources, Mr. Vance worked as a Managing Director of Rothschild (Denver) Inc. from 1991 to 2000 and as Managing Director/Senior Advisor of Rothschild Inc. from 2000 to 2005. Mr. Vance is currently an Independent Director of Royal Gold Inc. (NASDAQ: RGLD) and serves as a member of its Audit and Finance Committee. Mr. Vance served as Chairman of the Board of Southern Peaks Mining, L.P. in 2018.

Arrangements or Understandings
We have entered into an investor rights agreement with Ma’aden dated July 6, 2023 (“IRA”) under which, among other things, we agreed to appoint a nominee selected by Ma’aden to our Board until our next annual meeting of stockholders and provide Ma’aden with the continuing right to nominate one director to our Board for so long as Ma’aden owns at least 8% of the outstanding shares of our common stock, subject to certain exceptions. Sofia Bianchi is Ma’aden’s nominee to serve on the Board.
Family Relationships
There are no family relationships among any of our directors, director nominees or executive officers.
Board of Directors Leadership Structure
Our Board is currently led by Executive Chairman, Robert Friedland. Our Board recognizes that it is important to determine an optimal board leadership structure to ensure independent oversight of management as the Company continues to grow. We separate the roles of Chief Executive Officer (“CEO”) and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Executive Chairman provides guidance to the CEO and presides over meetings of the full Board. We believe this separation of responsibilities provides a balanced approach to managing the Board and overseeing the Company.
Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Director Independence
Under the rules of NYSE American, at least a majority of the directors on the Board of Directors of a listed company must be independent directors. In addition, rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under these rules, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
Our Board of Directors has undertaken a review of the independence of each director nominee and considered whether each director nominee has a material relationship with us that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. As a result of this review, our Board of Directors determined each of Mr. Ball, Ms. de Margerie, Mr. Loftus-Hills, Ms. Patil, and Mr. Vance are independent within the meaning of the applicable rules of the NYSE American and that each of Mr. Ball, Ms. Patil, and Mr. Vance is also an independent director under Rule 10A-3 under the Exchange Act for the purpose of Audit Committee membership. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors to us with regard to each director’s business and personal activities and current and prior relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and any transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”
Diversity
Board of Directors
We have three women and one member of the lesbian, gay, bisexual, transgender, and questioning (LGBTQ) community on the Board of Directors (collectively representing 44% of our current directors). We have not adopted a formal policy or a specific target with respect to the identification and nomination of diverse candidates on the

Board of Directors, as the Board of Directors has determined that a target would not be the most effective way of ensuring greater diversity. However, the Board of Directors is committed to increasing its diversity as board turnover occurs from time to time, taking into account the skills, background, experience and knowledge desired at a particular time by the Board of Directors and its committees. Accordingly, consideration of the diversity of the Board of Directors will be an important component of the selection process for new members of the Board of Directors going forward.
The Compensation and Nominating Committee, within the purview of its mandate, has the responsibility to take diversity into consideration as part of the overall director selection and nomination processes and to make the identification of female and other candidates from underrepresented groups a search criterion. Diversity on the Board of Directors will be achieved by monitoring the level of diverse representation and, where appropriate, recruiting qualified underrepresented group candidates to fill positions, as the need arises, through vacancies, growth or otherwise.
Executive Officer Positions
In appointing individuals to executive officer positions, we weigh a number of factors, including skills, experience and personal attributes required for the position along with the level of female and other underrepresented group representation within our senior management team. There are currently four women occupying a senior executive position within the Company (36% of executive positions). We are committed to increasing the gender diversity of our executive officers going forward.
We have not adopted a target for the number of diverse members in executive officer positions. The Board of Directors believes the most effective way to achieve greater diversity in our senior management team is to identify high-potential women and members of other underrepresented groups within the organization and work with them to ensure they develop the skills, acquire the experience, and have the opportunities necessary to eventually occupy executive officer positions. This includes taking action to build a culture of inclusion throughout the organization. The Board of Directors will, however, continue to evaluate the appropriateness of adopting targets in the future.
Board of Directors’ Role in Risk Oversight
Our Board of Directors has an active role, as a whole and also at the committee level, in overseeing the management of the risks we face. Our Board of Directors, as a whole, is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks.
Executive management of the Company, with the assistance of internal audit and other management committees and key personnel, reviews periodically the Company’s risk management processes, including operational, legal, financial, governmental, environmental, corporate governance, credit, cybersecurity, and liquidity risk matters. Additionally, executive management reports at least on a quarterly basis to the Audit Committee any significant risk findings and the Audit Committee then reports such findings to the entire Board of Directors.
In addition, our Audit Committee reviews and discusses with our management the risks faced by our Company and the policies, guidelines, and processes by which management assesses and manages our Company’s risks, including major financial risk exposures and cybersecurity risk exposures, and the steps our management has taken to monitor and control such exposures. The Board of Directors has the ultimate oversight role to monitor how executive management manages the material risks associated with the Company’s operations.
We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board of Directors leadership structure supports this approach.
Committees of the Board of Directors
Our board of directors has three committees: the Audit Committee, the Compensation and Nominating Committee and the Health, Safety and Environmental Committee. In 2023, the Audit Committee held four meetings and the Compensation and Nominating Committee held six meetings. The Health, Safety and Environmental Committee was established in February 2024 and therefore no meetings were held during the year ended December 31, 2023. In April 2024 the Health, Safety and Environmental Committee held one meeting as of the date of this Proxy Statement. The committee charters are each available on the corporate governance section of our website at www.ivanhoeelectric.com. From time to time, our Board of Directors may also establish other committees that it deems necessary or desirable.

Audit Committee. The Audit Committee consists of Mr. Ball (Chair), Ms. Patil and Mr. Vance and is comprised entirely of independent directors. The Audit Committee operates pursuant to a charter approved by the Board of Directors. The Audit Committee approves the engagement of our independent public auditor and the scope of the audit to be undertaken by such auditor. In connection with our Annual Report on Form 10-K, the Audit Committee also reviews with management and the independent auditor the financial information to be included therein. In addition, the Audit Committee reviews all proposed related party transactions for the purpose of recommending to the disinterested members of the Board of Directors whether the transaction should be ratified and approved. See “Certain Relationships and Related Party Transactions.”
Compensation and Nominating Committee. The Compensation and Nominating Committee consists of Ms. Patil (Chair), Mr. Ball and Mr. Loftus-Hills and is comprised entirely of independent directors. The Compensation and Nominating Committee operates pursuant to a charter approved by the Board of Directors. The Compensation and Nominating Committee recommends and advises the independent directors of the Board of Directors with respect to the compensation for the CEO. The Compensation and Nominating Committee also recommends and advises the Board of Directors with respect to the compensation of directors and other executive officers. The Compensation and Nominating Committee makes recommendations to the Board of Directors regarding the establishment and terms of our employee equity-based incentive plans and will administer such plans. The Compensation and Nominating Committee identifies and nominates members for appointment and election to the Board of Directors and develops and recommends to the Board of Directors corporate governance principles applicable to us.
The Compensation and Nominating Committee also oversees the annual evaluation of the Board of Directors’ performance. Pursuant to its charter, the Compensation and Nominating Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Compensation and Nominating Committee.
The Compensation and Nominating Committee recognizes the importance of using an independent compensation consulting firm that is appropriately qualified to provide services to the Board of Directors. In December 2023, the Compensation and Nominating Committee engaged Hugessen Consulting to act as an independent compensation consultant to the Compensation and Nominating Committee. Our Compensation and Nominating Committee determined that Hugessen had no conflicts of interest in providing services to the Compensation and Nominating Committee and was independent. Services provided in fiscal 2023 were limited in scope and related to initial peer group development activities.
Health, Safety and Environmental Committee. The Health, Safety and Environmental Committee was established in February 2024 and consists of Mr. Vance (Chair), Mr. Loftus-Hills and Ms. Bianchi. The Health, Safety and Environmental Committee operates pursuant to a charter approved by the Board of Directors. The Health, Safety and Environmental Committee oversees our key health, safety, environmental and social policies and related risks, opportunities and matters affecting our business. The Health, Safety and Environmental Committee will also ensure accurate reporting of environmental, social and governance (ESG) matters. ESG matters include, without limitation, health and safety, tailings management and stewardship, climate change, water stewardship, biodiversity and land management, waste management, human rights, stakeholder relations, corporate governance, social performance and Indigenous Peoples, and responsible sourcing practices.
Director Nominations
Director nominees are considered by our Compensation and Nominating Committee on a case-by-case basis. A candidate for election to our Board of Directors must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care in his or her representation of the interests of stockholders. Candidates should also exhibit proven leadership capabilities, high integrity, and experience with a high level of responsibilities within their chosen fields and have the ability to quickly grasp complex principles of business, finance, and transactions regarding the Company’s industry.
The Compensation and Nominating Committee will consider these criteria for nominees identified by the Compensation and Nominating Committee or the Board of Directors, by stockholders, or through other sources. When current directors are considered for nomination for reelection, the Compensation and Nominating Committee will take into consideration their prior contributions and performance as well as the composition of our Board of Directors as a whole, including whether the Board of Directors reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, diversity, and other desired qualities. The Compensation and Nominating Committee will make a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve, and other relevant information. This information will be evaluated against the criteria set forth above and the specific needs of the Company at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Compensation and Nominating Committee will determine which nominee(s) to submit for election, with final approval of any candidate being determined by the Board of Directors. The Compensation and Nominating Committee will use the same process for evaluating all nominees, regardless of the original source of the nomination.
It is our Compensation and Nominating Committee’s responsibility to consider stockholder proposals for nominees for election as directors that are nominated in accordance with our certificate of incorporation and our bylaws, and other applicable laws, including the rules and regulations of the SEC and any stock market on which our stock is listed for trading or quotation. Generally, such recommendations made by a stockholder entitled to notice of, and to vote at, the meeting at which such proposed nominee is to be considered are required to be written and received by the Corporate Secretary of the Company by no later than the close of business on the 120th day, nor earlier than the close of business of the 150th day in advance of the first anniversary of the preceding year’s annual meeting of stockholders. The notice must set forth all of the information required by the Company’s bylaws.
Meetings and Attendance
The Board of Directors held six meetings in 2023. Each director during their tenure in 2023, who served as a director participated in 100% of the meetings of the Board of Directors and of the committees on which he or she served during the year ended December 31, 2023, which were held during the period that such director served.
At regular meetings of the Board of Directors, the independent directors have an opportunity to meet in private without members of management.
Our directors may attend the Annual Meeting, and while we encourage our directors to do so, no policy requires such attendance. Four of our directors attended our 2023 annual meeting of stockholders.
Code of Business Conduct and Ethics
Our Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code”) applicable to our employees, directors, and officers, in accordance with applicable United States federal securities laws and the corporate governance requirements of the NYSE American.
The Board of Directors is responsible for overseeing the Code and must approve any waivers of the Code for executive officers and directors. Any waivers of the Code for directors or executive officers must be approved by our Board and disclosed on Form 8-K within four business days after the occurrence of the event. We expect that any amendments to the Code, or any waivers of its requirements with respect to our executive officers and directors, will be disclosed on our website.
Environmental, Social and Governance (ESG)
Our Company continues to evolve in its transparency and environmental standards of stewardship. As of March 6, 2024, the Securities and Exchange Commission adopted rules to enhance and standardize climate-related disclosures by public companies. The final rules reflect the Commission’s efforts to respond to investors’ demand for more consistent, comparable, and reliable information about the financial effects of climate-related risks on a registrant’s operations and how it manages those risks while balancing concerns about mitigating the associated costs of the rules.
To maintain strong governance fundamentals for sustainable environmental and social performance, the Board of Directors established the Health, Safety and Environmental Committee in February 2024. The Health, Safety and Environmental Committee oversees our key health, safety, environmental and social policies and related risks, opportunities and matters affecting our business. The Health, Safety and Environmental Committee is intended to ensure accurate reporting of environmental, social and governance (ESG) matters. ESG matters include, without limitation, health and safety; tailings management and stewardship; climate change; water stewardship; biodiversity and land management; waste management; human rights; stakeholder relations, corporate governance, social performance and Indigenous Peoples; and responsible sourcing practices. We also hired a Director of ESG in October 2023 to focus on ESG matters, including ensuring compliance with increasing reporting requirements.

We are committed to the sustainable development of our projects and embed Environmental, Social and Governance (“ESG”) criteria in our decision-making framework from the earliest stages of project exploration and development. Key considerations that will influence our decision making include, but are not limited to, using clean and renewable energy in our future mining operations, following best practices to meet health, safety, and environmental standards, optimizing our water resources, protecting local cultural heritage and biodiversity, minimizing our environmental footprint, as well as ensuring workforce diversity and hiring from local communities. Most importantly, the minerals that are the focus of our exploration and development efforts play a critical role by supporting electrification and enabling the clean energy transition.
Securities Hedging
The Company’s Insider Trading Compliance Policy prohibits officers, directors, and employees from engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, whether such securities were granted as compensation or are otherwise held, directly or indirectly.
Communications with the Board of Directors
Any stockholder desiring to communicate with our Board, or one or more of our directors, may send a letter addressed to the Board of Directors, Ivanhoe Electric Inc. at 450 E. Rio Salado Parkway, Suite 130, Tempe, AZ 85281, Attention: Corporate Secretary. The Corporate Secretary will review and forward to the appropriate members of the Board of Directors copies of all such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees or that the Corporate Secretary otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters will be brought promptly to the attention of the Chairman of the Audit Committee.
COMPENSATION POLICIES AND PRACTICES
Stock Ownership Policy for Executives Officers and Non-Employee Directors
The Company’s Board of Directors adopted and approved a Stock Ownership Policy for the Company’s Executives Officers and Non-Employee Directors (“Stock Ownership Policy”), which became effective November 2, 2023. The Board of Directors and management believe that linking the personal financial interests of corporate executives and directors to the Company's success gives them a greater stake in the Company and enhances the alignment of the interests of those executives and directors with the interests of our stockholders. The Board believes that this alignment will benefit our stockholders. The Compensation and Nominating Committee shall have full authority to oversee the administration, implementation, interpretation, and modification of the Stock Ownership Policy.
The Board of Directors expects the following corporate executives and directors of the Company to acquire and hold common stock of Ivanhoe having a fair market value (determined as set forth below) equal to the amounts specified below (the “Targeted Stock Ownership Amount”):
Executive Chairperson of the Board	3 times annual base salary
Chief Executive Officer	3 times annual base salary
President	3 times annual base salary
Chief Financial Officer	2 times annual base salary
Chief Operating Officer	2 times annual base salary
Other Executive Officers	2 times annual base salary
Non-Employee Directors	3 times annual retainer
Each Non-Employee Director, Executive Chairperson, President, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and each other Executive Officer of the Company, (collectively referred to as the “Covered Persons”) will be required to hold a number of shares of common stock of the Company (“Common Stock”) or full-value Common Stock awards that are vested or subject only to time-based vesting.
The Targeted Stock Ownership Amount for each Covered Person shall be based on compensation as reported for the twelve (12) month period ending on December 31, and the number of shares of Common Stock to be held will be based on the higher of (a) the last closing price of the Common Stock on the NYSE American LLC in each year, and (b) (i) in the case of Common Stock, the cost basis of the Common Stock, and (ii) in the case of deferred share units, restricted stock units and other full-value Common Stock awards that have not yet resulted in the issuance of Common Stock, the fair market value of the underlying Common Stock on the award’s grant date. Effective November 2, 2023, the adoption of this Stock Ownership Policy, Covered Persons must comply with these requirements within 36 months of January 1, 2024. Newly appointed Covered Persons must comply with this Policy within 36 months of their appointment.
Once achieved, ownership of the applicable Targeted Stock Ownership Amount should be maintained for as long as a Covered Person is subject to the Stock Ownership Policy. Covered Persons are strongly discouraged from dispositions of Common Stock until they have achieved their Targeted Stock Ownership Amount.
In the event that a Covered Person has not achieved his or her applicable Targeted Stock Ownership Amount by the effective date specified above, or the individual disposes of stock other than as permitted, then the Compensation and Nominating Committee may consider the level of stock ownership held by such individual and the disposition of stock as factors in making subsequent compensation and/or award decisions for the individual. The Board of Directors recognizes that exceptions to this Stock Ownership Policy may be necessary, appropriate, or advisable, in individual cases. The Compensation and Nominating Committee may approve such exceptions from time to time, as the Compensation and Nominating Committee deems appropriate.
Clawback Policy
The Company’s Board of Directors adopted and approved a Clawback Policy, which became effective March 14, 2023. The Clawback Policy is the Company’s commitment to creating and maintaining a culture of integrity and accountability within the Company, which reinforces the Company’s pay-for-performance compensation philosophy and discourages actions detrimental to the Company’s business performance and long-term success.
The Clawback Policy applies to the Company’s current and former executive officers, as determined by the Board in accordance with Section 10D of the Exchange Act and the listing standards of the national securities exchange on which the Company’s securities are listed, and such other senior executives/employees who may from time to time be deemed subject to the Policy by the Board (“Covered Executives”).
The Clawback Policy describes the circumstances in which the Company will be required to recover, and Covered Executives will be required to repay or return, erroneously awarded compensation to the Company or any of its subsidiaries reported on a consolidated basis in accordance with the applicable rules of The New York Stock Exchange Listed Company Manual and Section 10D of the Exchange Act.
The Clawback Policy requires a clawback of compensation received during the three fiscal years immediately preceding the date the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. Among other things, the policy covers incentive-based compensation awarded on the basis of financial measures and prohibits the Company from indemnifying any Covered Executives against the loss of erroneously awarded compensation.
Insider Trading Compliance Policy
The Company maintains an Insider Trading Compliance Policy for its directors, officers, employees, and consultants (“Covered Persons”). Covered Persons are responsible for ensuring that their immediate family members (e.g., spouses, children, stepchildren, parents, grandparents, stepparents, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, or sisters-in-law) and members of their households also comply with this Policy. This Policy also applies to any entities controlled by individuals subject to the Policy, including any corporations, partnerships or trusts, and transactions by these entities should be treated for the purposes of this Policy and applicable securities laws as if they were for the individual’s own account.
To ensure compliance with the Insider Trading Compliance Policy and applicable United States federal securities laws and Canadian securities laws, and to avoid even the appearance of trading on the basis of inside information, procedures have been established, and will be maintained and enforced, by the Company to prevent insider trading.
The Insider Trading Compliance Policy prohibits directors, officers, certain employees, and consultants from trading during specific periods beginning at market open on the day following the last trading day of the Company’s fiscal quarter until after the Company’s public disclosure of financial and operating results for that quarter. In addition, all transactions in the Company’s securities (including without limitation, acquisitions and dispositions of Company stock, the “net” or “cashless” exercise of stock options and the sale of Company stock issued upon exercise of stock options), other than exercises of stock options with cash or other equity awards or vesting of equity-based awards that do not involve a market sale of the Company’s securities must be pre-cleared by the Secretary, or if the Secretary is unavailable, the Company’s Chief Financial Officer. As part of the pre-clearance process, the individual requesting pre-clearance must confirm that he or she is not in possession of material, non-public information, and the Company can only assume the truthfulness of your confirmation. Pre-clearance does not relieve the individual of his or her responsibility under SEC rules and applicable Canadian securities laws, and pre-clearance does not mean the individual’s pre-cleared trade is legal. Trading remains at the risk of the individual.
The Company may impose additional restricted trading periods at any time if it believes trading by employees would not be appropriate because of developments at the Company that are, or could be, material. In addition, the Company requires pre-approval of trades in Company securities and prohibits buying shares on margin or using shares as collateral for loans. Other than as stated in this paragraph and the stock ownership guidelines stated above, the Company does not have a holding period on common stock.
A copy of this policy is available on our website at https://ivanhoeelectric.com/about-us/corporate-governance/.
Short Sales and Margins
Short Sales
Short sales of the Company’s securities evidence an expectation on the part of the seller that the securities will decline in value, and therefore signal to the market that the seller has no confidence in the Company or its short-term prospects. In addition, short sales may reduce the seller’s incentive to improve the Company’s performance. For these reasons, the Insider Trading Compliance Policy prohibits short sales of the Company’s securities. In addition, Section 16(c) of the 1934 Act prohibits Section 16 reporting persons from making short sales of the Company’s equity securities, i.e., sales of shares that the Insider does not own at the time of sale, or sales of shares against which the Insider does not deliver the shares within 20 days after the sale.
Margins
Purchasing on margin means borrowing from a brokerage firm, bank, or other entity in order to purchase the Company’s securities (other than in connection with a cashless exercise of stock options under the Company’s equity plans). Margin purchases of the Company’s securities are prohibited under the Insider Trading Compliance Policy. In addition, pledging the Company’s securities as collateral to secure loans is prohibited under the Insider Trading Compliance Policy. This prohibition includes among other things holding the Company’s securities in a margin account.
NON-EMPLOYEE DIRECTOR COMPENSATION
Non-Employee Director Equity Compensation Policy
We pay each non-employee director a base fee of $130,000 annually, of which $30,000 is paid in cash and $100,000 annually is paid in equity. The Compensation and Nominating Committee and the Board of Directors have the discretion to make the equity grants in the form of deferred share units (“DSUs”) or other equity such as restricted stock units (“RSUs”) or stock options (collectively “Equity”) at their discretion.
•	If the Equity grant is in the form of DSUs:
○	The grant will be lump-sum in March once the Corporation is out of blackout, unless otherwise determined by the Board.
○	DSUs vest at the end of each calendar quarter in the year of grant, such that 100% of DSUs vest at the end of Year 1.
○	If a director’s Termination of Service occurs during the vesting year, vesting is pro-rata for the year.
○	Accelerated vesting and settlement in cases of death or disability.
○	Settlement of any vested DSUs occurs in shares as follows:
•	If the Company prescribes the settlement date, then settlement is at the earlier of
i)	3 years from grant date, or
ii)	at Termination of Service.

•	If Directors elect the settlement date, then they shall elect between:
i)	the earlier of 3 years from grant date or at Termination of Service, or
ii)	at Termination of Service.
•	If the equity grant is in the form of Equity other than DSUs:
○	The Board shall determine the terms of such award in accordance with terms of the LTIP.
The $30,000 annual cash retainer is paid in bi-annual installments on June 30 and December 31. We also pay directors who serve on a committee an additional $5,000 cash retainer and a director who is the chair of a committee receives an additional $10,000 except the Audit Committee Chair who receives an additional $15,000.
A director may choose to take his or her cash retainer in Equity instead of cash. If Equity is selected by the Director, then:
•	If Equity is offered in DSUs:
○	The grant will be lump-sum in March once the Corporation is out of blackout, unless otherwise determined by the Board.
○	DSUs vest at the end of each calendar quarter in the year of grant, such that 100% of DSUs vest at the end of Year 1.
○	If a Director’s Termination of Service occurs during the vesting year, vesting is pro-rata for the year.
○	Accelerated vesting and settlement in cases of death or disability.
○	Settlement of any vested DSUs occurs in shares as follows:
•	If Corporation prescribes settlement date, then settlement at the earlier of:
i)	3 years from grant date, or
ii)	at Termination of Service.
•	If Directors elect settlement date (must elect by Dec. 31 of prior year), then they can elect between:
i)	the earlier of 3 years from grant date or at Termination of Service, or
ii)	at Termination of Service.
•	If Equity is offered in a form other than DSUs:
○	The Board shall determine the terms of such award in accordance with terms of the LTIP.
The Non-Employee Director Equity Compensation Policy described above does not apply to our employees and executive directors, whose compensation is set forth below under “Executive Compensation”.
The table below provides information on the director compensation earned in 2023 for persons who were our directors as of December 31, 2023, as well as those individuals who served as a director at any time during that fiscal year.
2023 Non-Employee Directors Compensation Table
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(8)	All Other Compensation ($)	Total ($)
Russell Ball(2)	50,000	100,236	—	150,236
Sofia Bianchi(3)	14,834	49,152	—	63,986
Victoire de Margerie(2)	30,000	100,236	—	130,236
Francis Fannon(4)	13,068	43,561	—	56,629
Hirofumi Katase(5)	30,000	100,236	—	130,236
Patrick Loftus-Hills(6)	27,749	79,648	—	107,397
Priya Patil(2)	45,000	100,236	—	145,236
Ronald Vance(7)	19,724	56,852	—	76,576
(1)	Mr. Friedland and Mr. Melvin’s compensation is shown below under “Executive Compensation”. They are not paid for acting as directors, but only in their capacity as executive officers.
(2)	Appointed as a director on June 27, 2022.

(3)	Appointed as a director on July 6, 2023.
(4)	Appointed as a director on January 30, 2022. Mr. Fannon ceased to be a director on June 8, 2023.
(5)	Appointed as a director on January 30, 2022.
(6)	Appointed as a director on March 17, 2023.
(7)	Appointed as a director on June 8, 2023.
(8)
Represents the grant date fair value of deferred share units granted to the directors determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC 718”). Each non-employee director had the following number of DSU’s outstanding at the end of fiscal year 2023: Ball 10,605; Bianchi 3,051; de Margerie 10,605; Fannon 3,224; Katase 10,605; Loftus-Hills 4,994; Patil 10,605; and Vance 3,529.

Compensation Committee Interlocks
None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our Board of Directors. Our Compensation Committee is comprised of Ms. Patil, Mr. Ball and Mr. Loftus-Hills.
EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers as of the date of this Proxy Statement.
Name	Age	Position
Robert Friedland	73	Executive Chairman of the Board of Directors
Taylor Melvin	54	Chief Executive Officer, President, and Director
Jordan Neeser	41	Chief Financial Officer
Quentin Markin	51	Executive Vice President, Business Development and Strategy Execution
Mark Gibson	55	Chief Geophysics Officer
Graham Boyd	38	Senior Vice President, U.S. Projects
Glen Kuntz	56	Senior Vice President, Mine Development
Cassandra Joseph	52	General Counsel and Corporate Secretary
Stephani Terhorst	45	Vice President, Human Resources
Robert Friedland has served as Executive Chairman of the Board of Directors since November 21, 2022. For Mr. Friedland’s biography, refer to the section of this proxy statement entitled “Board Of Directors And Corporate Governance – Directors”.
Taylor Melvin has served as our CEO, President, and member of our Board of Directors since November 2022. For Mr. Melvin’s biography, refer to the section of this proxy statement entitled “Board Of Directors And Corporate Governance – Directors”.
Jordan Neeser has served as our Chief Financial Officer since November 21, 2022. Mr. Neeser is a finance executive with 20 years of experience in financial reporting, corporate development, and corporate finance, primarily in the mining sector. Most recently Mr. Neeser was CFO and Corporate Secretary at TSX listed Gold Standard Ventures from March 2021 to August 2022, when it was acquired by Orla Mining (TSX:OLA) in August, 2022. Mr. Neeser was previously CFO of Conifex Timber (TSX:CFF) from December 2018 to March 2021, and before that spent eight years with First Quantum (TSX:FM) as both Group Controller and Director, Business Development. Mr. Neeser started his career with KPMG, is a Chartered Public Accountant, Chartered Accountant, and holds a Bachelor of Commerce degree from the University of British Columbia, Vancouver, Canada.
Quentin Markin has served as our Executive Vice President, Business Development and Strategy Execution since January 1, 2023. Mr. Markin is a seasoned mining lawyer with 24 years of experience, all with the Canadian firm Stikeman Elliott LLP, where he had been a partner since 2008. Over his career, he has lived and practiced in the world’s mining centers — Sydney, London, Vancouver, and Toronto. Mr. Markin’s practice focused on M&A, project development and financing matters for mining companies globally and has been recognized by international legal consultancy Chambers for 11 years as a mining law expert. Mr. Markin has acted for the Company since its inception, as well as other Ivanhoe group companies, including Ivanhoe Mines, but also senior producers, junior exploration companies, and investment banks. His notable transactions outside of the Ivanhoe Group include the 2007 Cdn$1.2 billion initial public offering of Franco- Nevada and the 2015 acquisition by OceanaGold of Romarco Minerals and its Haile Gold Mine located in South Carolina for around Cdn$856 million. Mr. Markin received his Bachelor of Law Degree from the University of Ottawa, Canada, and holds an M.A. in International Relations from the Norman Patterson School of International Affairs, Ottawa, Canada.

Mark Gibson has served as our Chief Geophysics Officer since July 2023 and has served the function of our principal operating officer since April 2021. He has also served as the Chief Operating Officer of Kaizen since May 2016 and Chief Operating Officer of Cordoba since August 2017. Mr. Gibson has more than 33 years of wide-ranging experience as a geoscientist and manager in the natural resources sector. Mr. Gibson joined HPX in 2011 as the company’s founding executive and was instrumental in the formation of Kaizen in 2013 and HPX’s strategic partnership with Cordoba in 2015. Mr. Gibson has served on the board of Ivanhoe Electric’s subsidiary Computational Geosciences Inc. since June 2011. Before joining HPX, Mr. Gibson worked with Anglo American, and was the founder of a geophysical service company focused on managing seismic surveys for the mining industry. Mr. Gibson holds a M.Sc. Geophysics from the University of Leeds; a B.Sc. (Hons) Geology from the University of Southampton and is a Registered Professional Geoscientist in the Province of British Columbia and is a registered Professional Natural Scientist (Pr.Sci.Nat) with the South African Council for Natural Scientific Professions.
Graham Boyd has served as our Senior Vice President, Exploration since August 7, 2023, and prior to that was our Senior Vice President and Vice President, U.S. Projects since November 2022, and June 2021, respectively. Mr. Boyd is a Geologist with over 17 years of base and precious metals experience, having worked principally in Australia, North America, and South America. Prior to joining the Company, Mr. Boyd held various roles within HPX including as Principal and Senior Geologist since 2013, and has been responsible for identification, review, acquisition, and execution of numerous exploration projects, particularly those that form our portfolio of projects in the United States. While with HPX, Mr. Boyd was a leader in the delineation and exploration success of the Alacran and San Matias Cu-Au- Ag deposits in Colombia. Prior to HPX, Mr. Boyd held roles with Ivanhoe Australia and Ivanhoe Mines Mongolia, since 2006. At Ivanhoe Australia, Mr. Boyd was a member of the discovery team for the world’s highest-grade Mo-Re deposit, Merlin, and he also was a key contributor to delineation and resource development of the Mount Dore Cu and Mt Elliott- SWAN Cu-Au deposits. Prior to roles in the Ivanhoe Group, Mr. Boyd worked on copper porphyries in British Columbia, and diamond exploration in Nunavut and Quebec. Mr. Boyd holds a Bachelor of Science in Geoscience from the University of Victoria.
Glen Kuntz has served as our Senior Vice President, Mine Development since November 21, 2022, and prior to that was our Chief Technical and Innovation Officer since January 2022. He is also Vice President of Mesa Cobre Corporation, one of our subsidiaries, effective April 2022. Mr. Kuntz is a Qualified Person, Professional Geologist, and mining executive with over 30 years of experience focused on exploration, development and operations (underground and open pit), technology, and studies across a variety of commodities and mining types/methods throughout the Americas, Africa and Australia. Prior to joining the Company, Mr. Kuntz was a consulting specialist geology/mining at Nordmin since March 2018 and before that a director of exploration projects at Yamana Gold Inc. from 2015 to 2018. Mr. Kuntz was also President and CEO of Mega Precious Metals Inc., a successful junior exploration company, from 2012 to 2015 which was acquired by Yamana Gold, and its Chief Operating Officer from 2011 to September 2012. Mr. Kuntz gained significant development/production experience in a variety of other senior positions with Runge Ltd., Placer Dome Corporation, and Rea Gold Corporation. Mr. Kuntz holds a Bachelor of Science in Geology from the University of Manitoba.
Cassandra Joseph has served as our General Counsel and Corporate Secretary since February 1, 2023. Ms. Joseph is an accomplished U.S. mining industry legal executive with over 20 years of experience in corporate, environmental, and intellectual property law. Before joining the Company, Ms. Joseph was Senior Vice President and General Counsel for Nevada Copper in Reno, Nevada from May 2019 to January 2023. Prior to Nevada Copper, she served as Vice President, Associate General Counsel, Corporate Secretary, and Chief Compliance Officer from 2015 to 2019 for Reno, Nevada-based Tahoe Resources prior to its sale to Pan American Silver. Ms. Joseph also worked in the Nevada Attorney General’s Office, representing the Division of Environmental Protection, the Division of Water Resources, and other agencies within the Department of Natural Resources. She holds a Juris Doctor from Santa Clara University School of Law and a Bachelor of Arts from the University of California, Berkeley.
Stephani Terhorst has served as our Vice President Human Resources since March 2023. Ms. Terhorst is an accomplished human resources and employee benefits professional with 25 years of human resources experience, primarily in the coal and aggregates mining sector. Prior to joining the Company, Ms. Terhorst was the Senior Director of Human Resources and Benefits with NACCO Industries, a coal producer in Dallas, Texas since 2016. She has also served as Director of Human Resources for Jennmar Corporation, which manufactures various underground mining products. Ms. Terhorst holds Certified Employee Benefits Specialist, Professional in Human Resources, and Group Benefits Associate certifications. She holds a Bachelor degree in Human Resources Management from the University of Pittsburgh and a Master’s degree in Human Resources and Industrial Relations from St. Francis University.

EXECUTIVE COMPENSATION
At December 31, 2023, our named executive officers (“NEOs”), which consist of our principal executive officer and the two other most highly compensated executive officers, were Taylor Melvin, Quentin Markin and Cassandra Joseph. This section discusses the material components of the executive compensation program for our NEOs as well as the Company’s principal financial officer, Jordan Neeser, as listed in the “2023 Summary Compensation Table” below.
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the currently planned programs summarized in this discussion. We are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled back disclosure requirements applicable to smaller reporting companies.
Summary Compensation Table
The table below summarizes the total compensation earned by each NEO and the principal financial officer in the fiscal year ended December 31, 2023.
2023 Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan ($)	Stock Awards ($)(5)	Option Awards ($)(6)	All Other Compensation ($)	Total ($)
Taylor Melvin(2) President and Chief Executive Officer	2023	$500,125	$465,000	$—	$—	$—	$6,879	$972,004
	2022	$57,051	$—	$—	$7,485,000	$2,541,667	$—	$10,083,718

Jordan Neeser(1)(2) Chief Financial Officer	2023	$309,279	$277,540	$—	$—	$—	$—	$586,818
	2022	$26,305	$—	$—	$—	$2,541,667	$—	$2,567,972

Quentin Markin(3) Executive Vice President, Business Development and Strategy	2023	$400,000	$377,600	$—	$9,112,500	$—	$—	$9,890,100
	2022	$—	$—	$—	$—	$—	$—	$—

Cassandra Joseph(4) General Counsel and Corporate Secretary	2023	$275,000	$102,338	$—	$—	$3,611,667	$29,875	$4,170,199
	2022	$—	$—	$—	$—	$—	$—	$—
(1)	All Canadian $ amounts have been translated at average Bank of Canada exchange rate for 2023 of 1.3497.
(2)	Taylor Melvin and Jordan Neeser were appointed on November 21, 2022. Mr. Melvin’s other compensation relates to a 401(k) payment.
(3)	Quentin Markin was appointed on January 1, 2023.
(4)	Cassandra Joseph was appointed on February 1, 2023. Other compensation relates to a 401(k) payment and relocation costs.
(5)	Represents the grant date fair value of restricted stock units granted to the officer determined in accordance with FASB ASC 718. See note 12(b) to the December 31, 2023 Audited Financial Statements.
(6)	Represents the grant date fair value of stock options granted to the officer determined in accordance with FASB ASC 718. See note 12(b) to the December 31, 2023 Audited Financial Statements.
Executive Employment Agreements
Employment Agreement with Taylor Melvin
Effective November 21, 2022, Taylor Melvin was appointed President and CEO of the Company. Mr. Melvin also joined the Board of Directors effective on that date.
On October 21, 2022, Mr. Melvin entered into an employment agreement with the Company (the “CEO Employment Agreement”) for a term to continue indefinitely from the commencement of his employment until Mr. Melvin resigns or is terminated in accordance with the terms and conditions of the CEO Employment Agreement. Pursuant to the terms of the CEO Employment Agreement, Mr. Melvin is entitled to an annual base salary of $500,000 per year

(“CEO Base Salary”). Mr. Melvin is eligible on an annual basis to receive short-term and long-term incentive awards, with a short-term bonus target of 100% of his CEO Base Salary (“CEO Short Term Bonus”) and a long-term bonus target of 200% of his CEO Base Salary based on the terms and conditions of the Company’s then effective annual incentive and equity-based incentive plans or programs and contingent upon the degree of achievement of any applicable performance goals.
Mr. Melvin may receive certain payments if his employment is terminated by the Company without “Cause”, as described further in the section of this proxy statement entitled “Potential Payments Upon Termination or Change of Control”.
The CEO Employment Agreement includes customary covenants with respect to confidentiality of Company information. Also, the CEO Employment Agreement includes a covenant of non-solicitation of employees for a period of twelve months following Mr. Melvin’s separation from service.
Employment Agreement with Jordan Neeser
Effective November 21, 2022, Jordan Neeser was appointed as the Company’s Chief Financial Officer.
On November 17, 2022, Mr. Neeser entered into an employment agreement (the “CFO Employment Agreement”) for a term to continue indefinitely from the commencement of his employment until Mr. Neeser resigns or is terminated in accordance with the terms and conditions of the CFO Employment Agreement. Pursuant to the terms of the CFO Employment Agreement, Mr. Neeser is entitled to an annual base salary of $300,000 per year (“CFO Base Salary”). Mr. Neeser is eligible on an annual basis to receive short-term and long-term incentive awards, with a short-term bonus target of 100% of his Base Salary (“CFO Short Term Bonus”) and a long-term bonus target of 200% of his CFO Base Salary, based on the terms and conditions of the Company’s then effective annual incentive and equity-based incentive plans or programs and contingent upon the degree of achievement of any applicable performance goals. The Company made an initial grant of 500,000 stock options with an exercise price of $11.75 per share, which will vest in accordance with the terms of the applicable equity plans and award grant agreements.
Mr. Neeser may receive certain payments if his employment is terminated by the Company without “Cause”, as described further in the section of this proxy statement entitled “Potential Payments Upon Termination or Change of Control”.
The CFO Employment Agreement includes customary covenants with respect to confidentiality of Company information. Also, the CFO Employment Agreement includes a covenant of non-solicitation of employees for a period of twelve months following Mr. Neeser’s separation from service.
Employment Agreement with Quentin Markin
Effective January 1, 2023, Quentin Markin was appointed as the Company’s Executive Vice President, Business Development and Strategy Execution.
On November 16, 2022, Mr. Markin entered into an employment agreement which was amended on August 7,2023 (the “EVP Employment Agreement”) for a term to continue indefinitely from the commencement of his employment until Mr. Markin resigns or is terminated in accordance with the terms and conditions of the EVP Employment Agreement. Pursuant to the terms of the EVP Employment Agreement, Mr. Markin is entitled to an annual base salary of $400,000 per year (“EVP Base Salary”).
Mr. Markin is eligible on an annual basis to receive short-term and long-term incentive awards, with a short-term bonus target of 100% of his EVP Base Salary (“Executive Short Term Bonus”) and a long-term bonus target of 200% of his EVP Base Salary, based on the terms and conditions of the Company’s then effective annual incentive and equity-based incentive plans or programs and contingent upon the degree of achievement of any applicable performance goals. The Company made an initial grant of 750,000 restricted stock units, which will vest in accordance with the terms of the applicable equity plans and award grant agreements.
Mr. Markin may receive certain payments if his employment is terminated by the Company without “Cause”, as described further in the section of this proxy statement entitled “Potential Payments Upon Termination or Change of Control”.
The EVP Employment Agreement includes customary covenants with respect to confidentiality of Company information. Also, the EVP Employment Agreement includes a covenant of non-solicitation of employees for a period of twelve months following Mr. Markin’s separation from service.

Employment Agreement with Cassandra Joseph
Effective February 1, 2023, Cassandra Joseph was appointed as the Company’s General Counsel and Corporate Secretary.
On January 4, 2023, Ms. Joseph entered into an employment agreement (the “Executive Employment Agreement”) for a term to continue indefinitely from the commencement of her employment until Ms. Joseph resigns or is terminated in accordance with the terms and conditions of the Executive Employment Agreement. Pursuant to the terms of the Executive Employment Agreement, Ms. Joseph is entitled to an annual base salary of $300,000 per year (“Executive Base Salary”). Ms. Joseph is eligible on an annual basis to receive short-term and long-term incentive awards, with a short-term bonus target of 100% of her Base Salary (“Executive Short Term Bonus”) and a long-term bonus target of 200% of her Executive Base Salary, based on the terms and conditions of the Company’s then effective annual incentive and equity-based incentive plans or programs and contingent upon the degree of achievement of any applicable performance goals. The Company made an initial grant of 500,000 stock options with an exercise price of $13.23 per share, which will vest in accordance with the terms of the applicable equity plans and award grant agreements.
Ms. Joseph may receive certain payments if her employment is terminated by the Company without “Cause”, as described further in the section of this proxy statement entitled “Potential Payments Upon Termination or Change of Control”.
The Executive Employment Agreement includes customary covenants with respect to confidentiality of Company information. Also, the Executive Employment Agreement include a covenant of non-solicitation of employees for a period of twelve months following Ms. Joseph’s separation from service.
Restricted Stock Unit Grants
On November 21, 2022, we granted restricted stock units to Mr. Melvin upon his appointment as an officer of the company. The number of shares of our common stock underlying this grant is detailed in the following table. These restricted stock units vest ratably (1/3) on each of November 21, 2023, November 21, 2024, and November 21, 2025.
On January 1, 2023, we granted restricted stock units to Mr. Markin upon his appointment as an officer of the company. The number of shares of our common stock underlying this grant is detailed in the following table. These restricted stock units vest ratably (1/5) on each of January 1, 2024, January 1, 2025, January 1, 2026, January 1, 2027, and January 1, 2028.
	Ivanhoe Electric RSUs Issued	Ivanhoe Electric – ASC 718 Value	Total – ASC 718 Value(1)
Taylor Melvin	750,000	$7,485,000	$7,485,000
Quentin Markin	750,000	$9,112,500	$9,112,500
(1)	Represents the grant date fair value of restricted stock units granted to the officer determined in accordance with FASB ASC 718. See note 12(b) to the December 31, 2023 Audited Financial Statements.
Stock Option Grants
On November 21, 2022, we granted unvested stock option awards to Mr. Melvin and Mr. Neeser upon their appointment as officers of the Company, as well as to Ms. Joseph on February 1, 2023. The number of shares of our common stock underlying these options are detailed in the following table. The stock option awards granted to Mr. Melvin and Mr. Neeser vest ratably (1/3) on each of November 21, 2023, November 21, 2024, and November 21, 2025. These stock option awards each have an exercise price of $11.75 per share. The stock option awards granted to Ms. Joseph vest ratably (1/3) on each of February 1, 2024, February 1, 2025, February 1, 2026. These stock option awards each have an exercise price of $13.23.
	Ivanhoe Electric Options Issued	Ivanhoe Electric – ASC 718 Value	Total – ASC 718 Value(1)
Taylor Melvin	500,000	$2,541,667	$2,541,667
Jordan Neeser	500,000	$2,541,667	$2,541,667
Cassandra Joseph	500,000	$3,611,667	$3,611,667
(1)	Represents the grant date fair value of restricted stock units granted to the officer determined in accordance with FASB ASC 718. See note 12(b) to the December 31, 2023 Audited Financial Statements.

2023 Fiscal Year-End Outstanding Equity Awards
The table below provides information on the equity awards held by the following officers as of December 31, 2023.
Outstanding Equity Awards at 2023 Fiscal Year-End
				Option Awards			Stock Awards
Entity	Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)
Ivanhoe Electric Awards(1):
	Taylor Melvin	21-Nov-22	166,666	333,334	$11.75	21-Nov-29	—	$—
		21-Nov-22	—	—	—	—	500,000(2)	$5,040,000(4)
	Jordan Neeser	21-Nov-22	166,666	333,334	$11.75	21-Nov-29	—	$—
	Quentin Markin	1-Jan-23	—	—	—	—	750,000(3)	$7,560,000(4)
	Cassandra Joseph	1-Feb-23	—	500,000	$13.23	1-Feb-30	—	$—
(1)	The stock options become exercisable in 1/3 annual increments commencing on each of the first three anniversaries of the date of grant and have a term of 7 years.
(2)	Represents time-vested RSU which will vest and be paid out in shares of our common stock as follows: 250,000 on November 21, 2024, and 250,000 on November 21, 2025.
(3)
Represents time-vested RSU which will vest and be paid out in shares of our common stock as follows: 150,000 on January 1, 2024, 150,000 on January 1, 2025, 150,000 on January 1, 2026, 150,000 on January 1, 2027, and 150,000 on January 1, 2028.

(4)	The market value of the unvested Ivanhoe Electric RSUs is based on the $10.08 closing market price per share of our common stock on December 29, 2023.
Potential Payments Upon Termination or Change in Control
Below we describe the payments and benefits to which each of the following officers will be entitled to under his or her employment agreement if his or her employment is terminated without cause both before and after a change in control.
Taylor Melvin
In the event Mr. Melvin’s employment is terminated by the Company without “Cause” (as defined in the CEO Employment Agreement) and such termination is not in connection with a Change in Control (as defined in the CEO Employment Agreement), then Mr. Melvin will be entitled to severance pay equal to 1.5 times his annual CEO Base Salary and 1.5 times the target annual bonuses for the year in which termination of employment occurs. In the event of a Change of Control where Mr. Melvin’s employment is terminated during the 12 month period following such Change in Control by the Company without “Cause” or Mr. Melvin resigns for “Good Reason”, then Mr. Melvin will be entitled to severance pay equal to a lump sum cash payment equal to 18 months of his annual CEO Base Salary plus one additional month for each full year of service after the third full year of service up a maximum of 24 months annual CEO Base Salary together with 150% of the CEO Short Term Bonus for the year in which termination of employment occurs. In the event that Mr. Melvin’s employment is terminated by the Company without Cause, except as provided in a Change in Control, a pro-rated number of his options and RSUs will vest and become exercisable. In the event Mr. Melvin’s employment is terminated by the Company without Cause or by his resignation for Good Reason within 12 months of a Change in Control, 100% of his options and RSUs will vest and become exercisable. In the event that Mr. Melvin’s employment is terminated by reason of his death or disability, 100% of his options and RSUs vest and become exercisable.
Jordan Neeser
In the event Mr. Neeser’s employment is terminated by the Company without “Cause” (as defined in the CFO Employment Agreement) and such termination is not in connection with a Change in Control (as defined in the CFO Employment Agreement), then Mr. Neeser will be entitled to severance pay equal to 1.5 times his annual CFO Base Salary and 1.5 times the target annual bonuses for the year in which termination of employment occurs. In the event of a Change of Control where Mr. Neeser’s employment is terminated during the 12-month period following such

Change in Control by the Company without “Cause” or Mr. Neeser resigns for “Good Reason”, then Mr. Neeser will be entitled to severance pay equal to a lump sum cash payment equal to 18 months of his annual CFO Base Salary plus one additional month for each full year of service after the third full year of service up to a maximum of 24 months annual CFO Base Salary together with 150% of the CFO Short Term Bonus for the year in which termination of employment occurs. In the event that Mr. Neeser’s employment is terminated by the Company without Cause, except as provided in a Change in Control, a pro-rated number of his options will vest and become exercisable. In the event Mr. Neeser’s employment is terminated by the Company without Cause or by his resignation for Good Reason within 12 months of a Change in Control, 100% of his options will vest and become exercisable. In the event that Mr. Neeser’s employment is terminated by reason of his death or disability, 100% of his options vest and become exercisable.
Quentin Markin
In the event Mr. Markin’s employment is terminated by the Company without “Cause” (as defined in the EVP Employment Agreement) and such termination is not in connection with a Change in Control (as defined in the EVP Employment Agreement), then Mr. Markin will be entitled to severance pay equal to 1.5 times his annual Executive Base Salary and 1.5 times the target annual bonuses for the year in which termination of employment occurs. In the event of a Change of Control where Mr. Markin’s employment is terminated during the 12-month period following such Change in Control by the Company without “Cause” or Mr. Markin resigns for “Good Reason”, then Mr. Markin will be entitled to severance pay equal to a lump sum cash payment equal to 18 months of his annual Executive Base Salary plus one additional month for each full year of service after the third full year of service up to a maximum of 24 months annual Executive Base Salary together with 150% of the Executive Short Term Bonus for the year in which termination of employment occurs. In the event that Mr. Markin’s employment is terminated by the Company without Cause, except as provided in a Change in Control, a pro-rated number of his RSUs will vest and become exercisable. In the event Mr. Markin’s employment is terminated by the Company without Cause or by his resignation for Good Reason within 12 months of a Change in Control, 100% of his RSUs will vest and become exercisable. In the event that Mr. Markin’s employment is terminated by reason of his death or disability, 100% of his RSUs vest and become exercisable.
Cassandra Joseph
In the event Ms. Joseph’s employment is terminated by the Company without “Cause” (as defined in the Executive Employment Agreement) and such termination is not in connection with a Change in Control (as defined in the Executive Employment Agreement), then Ms. Joseph will be entitled to severance pay equal to 1.5 times her annual Executive Base Salary and 1.5 times the target annual bonuses for the year in which termination of employment occurs. In the event of a Change of Control where Ms. Joseph’s employment is terminated during the 12-month period following such Change in Control by the Company without “Cause” or Ms. Joseph resigns for “Good Reason”, then Ms. Joseph will be entitled to severance pay equal to a lump sum cash payment equal to 18 months of her annual Executive Base Salary plus one additional month for each full year of service after the third full year of service up to a maximum of 24 months annual Executive Base Salary together with 150% of the Executive Short Term Bonus for the year in which termination of employment occurs. In the event that Ms. Joseph’s employment is terminated by the Company without Cause, except as provided in a Change in Control, a pro-rated number of her options will vest and become exercisable. In the event Ms. Joseph’s employment is terminated by the Company without Cause or by her resignation for Good Reason within 12 months of a Change in Control, 100% of her options will vest and become exercisable. In the event that Ms. Joseph’s employment is terminated by reason of her death or disability, 100% of her options vest and become exercisable.

2023 Potential Payments on Termination
The following table describes the estimated potential payments upon termination or change of control of the Company for the following officers. The amounts shown assume that the termination or change of control occurred on December 31, 2023. The actual amounts to be paid can only be determined at the time of such an officer’s separation from the Company.
	Termination without Cause(1)(2)	Termination Following a Change in Control(3)	Death or Disability of Employee(4)(7)
Taylor Melvin
Lump Sum Payment: Base Salary	$750,000	$750,000	$—
Lump Sum Payment: Bonus	$750,000	$750,000	$—
Restricted Stock Units (Unvested and Accelerated)(5)	$2,274,996	$5,040,000	$5,040,000
Stock Option Awards (Unvested and Accelerated)(6)	$—	$—	$—
Total	$3,774,996	$6,540,000	$5,040,000
Jordan Neeser
Lump Sum Payment: Base Salary	$450,000	$450,000	$—
Lump Sum Payment: Bonus	$450,000	$450,000	$—
Stock Option Awards (Unvested and Accelerated)(6)	$—	$—	$—
Total	$900,000	$900,000	$—
Quentin Markin
Lump Sum Payment: Base Salary	$600,000	$600,000	$—
Lump Sum Payment: Bonus	$600,000	$600,000	$—
Restricted Stock Units (Unvested and Accelerated)(5)	$3,452,400	$7,560,000	$7,560,000
Total	$4,652,400	$8,760,000	$7,560,000
Cassandra Joseph
Lump Sum Payment: Base Salary	$450,000	$450,000	$—
Lump Sum Payment: Bonus	$450,000	$450,000	$—
Stock Option Awards (Unvested and Accelerated)(6)	$—	$—	$—
Total	$900,000	$900,000	$—
(1)
On a termination without cause unvested options shall vest based on the sum of: (1) a pro rata portion of the unvested options relating to the one-third of the shares subject to the option award that would have otherwise vested on the first anniversary of the vesting commencement date, based on the number of whole months the participant was employed from the grant date, divided by 12 months, plus (2) a pro rata portion of the unvested options relating to the one-third of the shares subject to the option award that would have otherwise vested on the second anniversary of the vesting commencement date, based on the number of whole months the participant was employed from the grant date, divided by 24 months, plus (3) a pro rata portion of the unvested options relating to the one-third of the shares subject to the option award that would have otherwise vested on the third anniversary of the vesting commencement date, based on the number of whole months the participant was employed from the grant date, divided by 36 months.

(2)
On a termination of employment without Cause prior to the first anniversary of the vesting commencement date, a pro rata portion of the unvested RSUs shall vest based on the sum of: (1) a pro rata portion of the unvested RSUs relating to the one-third of the shares subject to the RSU award that would have otherwise vested on the first anniversary of the vesting commencement date, based on the number of whole months the participant was employed from the Grant Date, divided by 12 months, plus (2) a pro rata portion of the unvested RSUs relating to the one-third of the shares subject to the RSU award that would have otherwise vested on the second anniversary of the vesting commencement date, based on the number of whole months the participant was employed from the grant date, divided by 24 months, plus (3) a pro rata portion of the unvested RSUs relating to the one-third of the shares subject to the RSU award that would have otherwise vested on the third anniversary of the vesting commencement date, based on the number of whole months the participant was employed from the grant date, divided by 36 months.

(3)
On a termination of employment following a change of control, 100% of the shares subject to the option or RSU shall immediately vest as of the date of termination to the extent they are not already fully vested.

(4)
On a termination of employment due to death or disability, 100% of the shares subject to the option or RSU shall immediately vest as of the date of termination to the extent they are not already fully vested.

(5)	The values of the accelerated RSUs were determined by multiplying (a) the December 29, 2023 closing price of our common stock, by (b) the number of unvested and accelerated RSUs under each scenario.
(6)
The values of the accelerated options were determined by multiplying (a) the difference between the December 29, 2023 closing price of our common stock of $10.03 and the applicable exercise price of each option, by (b) the number of unvested and accelerated options under each scenario.

(7)
On a termination of employment due to death or disability, a Short Term Bonus is owed on a pro rata basis that considers the degree of achievement and/or satisfaction of performance criteria and targets prior to separation from service and the number of months worked divided by the total number of months in the reporting year, except that no Short Term Bonus will be earned if the executive’s employment is terminated for Cause or by reason of voluntary termination The table excludes any such amounts.

Pay Versus Performance
As required by Item 402(v) of Regulation S-K, the Company is providing the following information regarding the relationship between executive compensation and the Company’s financial performance for each of the two years in the period ended December 31, 2023.
In accordance with the applicable SEC rules, the adjustments described and quantified below were made to the values reported in the Summary Compensation Table for each applicable year to determine the “actual” compensation paid to our principal executive officers (“PEOs”) and the average “actual” compensation paid to our non-PEO NEOs.
The following table summarizes compensation values reported in the Summary Compensation Table for our PEOs and the average for our non-PEO NEOs, as compared to Compensation Actually Paid (“CAP”) and the Company’s financial performance for the years ended December 31, 2023 and 2022:
Year	Summary Compensation Table Total for Current PEO(1)	Summary Compensation Table Total for Former PEO(2)	Compensation Actually Paid to Current PEO(3)	Compensation Actually Paid to Former PEO(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(4)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(5)	Net Income (Loss)(6)
2023	$972,004	$—	($1,090,497)	$—	$7,030,149	$5,371,400	$111.88	($216,075,000)
2022	$10,083,718	$3,103,476	$12,566,218	$9,302,368	$2,181,633	$2,862,386	$134.85	($160,221,000)
(1)
The dollar amounts reported for the current PEO are the amounts reported for our CEO, Mr. Melvin (the Company’s President and Chief Executive Officer since November 21, 2022), for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)
The dollar amounts reported for the former PEO are the amounts reported for our former CEO, Mr. Friedland (the Company’s Executive Chairman) for each corresponding year in the “Total” column of the Summary Compensation Table of the Proxy Statement dated April 28, 2023.

(3)	Deductions from, and additions to, total compensation in the Summary Compensation Table (SCT) by year to calculate Compensation Actually Paid (“CAP”) include:
		CEO		Former CEO	Average Non-PEO NEOs
		2023	2022	2022	2023	2022
Summary Compensation Total		$972,004	$10,083,718	$3,103,476	$7,030,149	$2,181,632
Adjustments for Equity Awards
Deduct:	Grant date values in SCT	—	(10,026,668)	(3,103,477)	(6,362,084)	(2,036,581)
Add:	Year-end fair value of unvested awards granted in the current year	—	12,509,168	3,962,783	4,703,334	2,717,334
Add:	Year-over-year difference of year-end fair values for unvested awards granted in prior years	(1,961,668)	—	3,989,797	—	—
Add:	Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years and vested at prior year end or during current year	(100,832)	—	1,349,788	—	—
Total Adjustments for Equity Awards		(2,062,500)	2,482,500	6,198,891	(1,658,749)	680,753
CAP		($1,090,497)	$12,566,218	$9,302,368	$5,371,400	$2,862,386
(4)
The dollar amounts reported for the non- PEO Named Executive Officers for 2023 are the average of the amounts reported for the other NEOs, Quentin Markin and Cassandra Joseph, for the corresponding year in the “Total” column of the Summary Compensation Table for 2023, and the amounts reported for 2022 are the amounts reported for the other NEOs, Jordan Neeser and Glen Kunz, in the “Total” column of the Summary Compensation Table of the Proxy Statement dated April 28, 2023.

(5)	Total Shareholder Return assumes the investment of $100 in our common stock beginning on June 30, 2022, which is when our common stock began trading.
(6)	The Company’s net loss is reflected in the Company’s audited financial statements.

Relationship Between Compensation Actually Paid and Total Shareholder Return
The following chart illustrates the relationship between Compensation Actually Paid (“CAP”) to our Current PEO, Former PEO and non-PEO NEOs (averaged), and our Company’s TSR over the reporting period.

Relationship Between Compensation Actually Paid and Net Income
The following chart illustrates the relationship between Compensation Actually Paid (“CAP”) to our Current PEO, Former PEO and non-PEO NEOs (averaged), and our Net Income (Loss) over the reporting period.

Long Term Incentive Plan
We adopted the Long-Term Incentive Plan (“LTIP”), which allows us to equity-based awards to our NEOs, as well as other officers and employees, including those who are directors, consultants, and non-employee directors. The purpose of the LTIP is to recognize the contributions made by our employees, consultants, and directors, and to provide these individuals with an additional incentive to use maximum efforts for the future success of the Company. All stock options granted in 2021 and until the adoption of the LTIP on completion of our initial public offering on June 30, 2022, were granted under the prior Ivanhoe Electric Inc. Equity Incentive Plan adopted on June 30, 2021 (the “Prior Incentive Plan”), described below, which is no longer used for grants. From June 30, 2022 our only open securities-based compensation plan is the LTIP.
Plan Term. The LTIP has a ten-year term, and expires on the tenth anniversary of its adoption, unless prior to that date our Board of Directors terminates the LTIP.
Authorized Shares. Subject to adjustments as described below, as of December 31, 2023, there were 4,563,142 shares of our common stock available for awards to be granted under the LTIP. Additionally, the number of shares of our common stock reserved for issuance under the LTIP increased automatically on the first day of each fiscal year beginning on January 1, 2023 and ending in 2032, by an amount equal to the lesser of (i) 5% of outstanding shares on December 31 of the immediately preceding fiscal year or (ii) such number of shares as determined by our Board of Directors in its discretion. Accordingly, and including expired awards under the Prior Plan, on January 1, 2024, the number of shares of common stock reserved for issuance under the LTIP increased by 6,001,263 shares to 15,406,909 shares.
If a stock option expires or otherwise terminates without having been exercised in full, or if any shares subject to a stock award are forfeited, or if shares from an award are withheld in payment of an exercise price or in payment of withholding taxes, the shares for which such stock option was not exercised or the shares so forfeited or withheld will again be available for issuance under the LTIP. Also, to the extent awards are forfeited, expired or not exercised under the terms of the Prior Incentive Plan, they will again be available for award under the LTIP.
Administration. Our Nominating and Compensation Committee (referred to in this section as the Compensation Committee), which is composed of two or more non-employee directors (currently Ms. Patil, Mr. Ball, and Mr. Loftus-Hills), administers the LTIP, except that our Board of Directors administers the LTIP with respect to grants to non-employee directors. Subject to certain exceptions, the Board may exercise the authority of the Compensation Committee under the LTIP. The Compensation Committee complies with the legal requirements (if any) relating to the administration of the types of awards granted under the LTIP imposed by applicable corporate and securities laws, the Code (as defined below) and any stock exchange or national market system on which our common stock is then listed or traded. The Compensation Committee, or our Board of Directors, has authority to select individuals to whom awards are granted, determine the types of awards and terms and conditions of awards (including applicable vesting periods), and construe and interpret the LTIP and awards under it. Notwithstanding the foregoing, the Board may not take any of the following actions without approval from the Company’s stockholders:
•	Increase the share limit (other than as a share adjustment as permitted by LTIP terms) without approval of the Company’s stockholders given within twelve (12) months before or after such action;
•	Reduce the exercise or purchase price of an award benefiting a director or executive officer (collectively “Insiders” and individually an “Insider”);
•	Extend the term of an incentive security benefiting an Insider;
•	Amend the LTIP to remove or exceed the Insider participation limit; or
•	Amend the LTIP amendment provisions.
Types of Awards. The LTIP provides for grants of stock options, restricted stock awards, restricted stock unit awards, deferred stock unit awards, dividend equivalents and other stock-based awards.
Stock Options. A stock option is a contractual right to purchase shares at a future date at a specified exercise price. Generally, the per share exercise price of a stock option will be determined by our Compensation Committee (or our Board of Directors) but may not be less than the closing price of a share of our common stock on the grant date, or higher price as required by the TSX rules. No stock option will be exercisable more than ten years from the grant date. Stock options may include cashless exercise and early exercise features. Stock options that are intended to qualify as “incentive stock options” must meet the requirements of Section 422 of the Code, whereas nonstatutory stock options are not subject to those requirements.
Restricted Stock and Restricted Stock Unit Awards. A stock award is an award in the form of shares of our common stock, including restricted stock and share-settled restricted stock units, which may include dividend equivalents. Our Compensation Committee, or our Board of Directors, will determine the terms, conditions, and limitations applicable to any stock award, including vesting or other restrictions. As required by the LTIP, if a holder of restricted stock would otherwise be entitled to dividends paid prior to vesting, such dividends shall only be paid to the holder to the extent the vesting conditions are subsequently satisfied and the restricted stock vests.
Restricted stock units may be subject to time-based or performance-based vesting. Where restricted stock units are subject to performance-based vesting, we may refer to the units as “performance share units” or “PSUs.” The Compensation Committee has broad discretion in selecting the performance criteria for an award for purposes of establishing performance goals. The performance criteria used to establish performance goals include: (i) net earnings or losses (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue or sales or revenue growth; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit (either before or after taxes); (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital (or invested capital) and cost of capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs, reductions in costs and cost control measures; (xiv) expenses; (xv) working capital; (xvi) earnings or loss per share; (xvii) adjusted earnings or loss per share; (xviii) price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (xix) regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product); (xx) implementation or completion of critical projects; (xxi) market share; (xxii) economic value, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices and (xxiii) such other performance criteria determined by the Compensation Committee in its discretion.
Notwithstanding the foregoing, the Compensation Committee, in its sole discretion, may provide for adjustments to performance goals, which may include, but are not limited to: (i) items related to a change in applicable accounting standards; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the performance period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; (xix) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; (xx) items relating to foreign exchange or currency transactions and/or fluctuations; or (xxi) items relating to any other unusual or nonrecurring events or changes in applicable law, applicable accounting standards or business conditions.
Deferred Stock Unit Award. A deferred stock unit award is a unit evidencing the right to receive at a future date one share of common stock. Payment in respect of a deferred stock unit award may be made in the form of cash or common stock or a combination thereof as determined by our Compensation Committee, or our Board of Directors.
Dividend Equivalents. Dividend equivalents may be granted by the Compensation Committee, either alone or in tandem with another award, based on dividends declared on the common stock. Such dividend equivalents shall be converted to cash or additional shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Compensation Committee. Dividend equivalents with respect to an award shall only be paid out to the holder to the extent that the vesting conditions are subsequently satisfied and the award vests. Notwithstanding the foregoing, no dividend equivalents shall be payable with respect to options or other purchase rights.
Other Stock-Based Awards. The Compensation Committee may also grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock, subject to terms and conditions determined by the Committee and the limitations in the LTIP.
Eligibility. Any employee, officer, non-employee director or eligible consultant providing services to the Company or any of our subsidiaries is eligible to receive awards under the LTIP, at the discretion of the Compensation Committee, except that incentive stock options may only be granted to our employees. The LTIP includes an overall compensation limit of $750,000 per year for non-employee directors, considering all compensation paid or awarded at accounting grant date fair values, consisting of cash and equity-based awards granted.
Adjustments. In the event of any subdivision or consolidation of outstanding shares of our common stock, declaration of a dividend payable in shares of our common stock or other stock split, our Compensation Committee, or our Board of Directors, will proportionately adjust the number of shares issuable under the LTIP and the terms of any outstanding awards (including the number of shares covered by outstanding awards, the exercise price and the appropriate fair market value determination). In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting our common stock or any distribution to holders of our common stock of securities or property (other than normal cash dividends or dividends payable in our common stock), our Compensation Committee, or our Board of Directors, will proportionately adjust the number of shares issuable under the LTIP and the terms of any outstanding awards, but only to the extent necessary to maintain the proportionate interest of the award holders and preserve, without exceeding, the value of such awards. In addition, in the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, our Compensation Committee, or our Board of Directors, may make such adjustments to awards or other provisions for the disposition of awards as it deems equitable, and will be authorized to provide for the substitution or assumption of awards, the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, awards, the cash-out of awards (with cancellation of any awards that are “out of the money”), or the cancellation of options with notice and opportunity to the holders thereof to exercise prior to such cancellation.
Termination of Service. Upon a participant’s termination of service, any unexercised, unvested, or unpaid awards will be treated as set forth in the applicable award agreement. The LTIP provides that, unless otherwise provided in an award agreement, vested and unvested awards are forfeited upon a termination of employment for Cause (as defined in the LTIP); unvested awards are forfeited upon a voluntary resignation; vested awards are retained and not forfeited upon a termination of employment by the Company without Cause; vesting of unvested awards continues for the longer of (i) an applicable notice period or (ii) three months, otherwise unvested award are forfeited and vesting ceases upon termination; and unvested awards accelerate upon a termination for death or disability. All of our NEOs have entered into separate award grant agreements which govern their grants of stock options and RSUs granted under the LTIP.
Change in Control. In the event of a change in control (and except as set forth in the applicable award agreement) (i) with respect to stock options, if the stock options are not continued, assumed or substituted by the Company (or surviving corporation or ultimate parent corporation in a change in control), unless otherwise provided in an applicable award agreement, our Compensation Committee, or our Board of Directors, may provide for full or partial vesting or cash-out of any such stock options and (ii) with respect to stock awards, our Compensation Committee, or our Board of Directors, may provide in the applicable award agreement the terms and conditions that relate to the lapse of any restrictions on shares subject to any stock awards in the event of a change in control. The LTIP provides that, unless otherwise provided in an applicable award agreement, awards will include “double-trigger” vesting, and will vest if the participant’s employment is terminated without “Cause” or for “Good Reason”, as defined in the LTIP, within one year following the change in control. All of our NEOs have entered into separate award grant agreements which govern the effect of a Change in Control on their stock options and RSUs.
Ivanhoe Electric Inc. Equity Incentive Plan
The Prior Incentive Plan was adopted on June 30, 2021. The purpose of the Prior Incentive Plan was to secure for the Company and its stockholders the benefits of the incentive inherent in share ownership by the directors and employees of the Company and its affiliates who, in the judgment of the Board, were largely responsible for its future growth and success. The Prior Incentive Plan aided in retention and encouragement of employees and directors of exceptional ability because of the opportunity offered them to acquire a proprietary interest in the Company.
•
Shares. The aggregate number of shares of common stock reserved under the Prior Incentive Plan was limited to 10% of the outstanding shares of the Company’s capital stock. The number of shares reserved for issuance to any one participant at any time could not exceed 5% of the total number of the Company’s shares, on a non-diluted basis, that are issued and outstanding as of a particular date.

•
Award Types. The Prior Incentive Plan provided for the award of stock options, share appreciation rights, and bonus share awards to eligible employees and directors. The option term was five years, and options would generally vest and become exercisable over a four-year period, 25% per year. The exercise of options was generally conditioned upon the employee or director’s continuous service. Bonus shares could be granted to eligible employees and directors as discretionary bonuses subject to provisions and restrictions determined by the Board. The Prior Incentive Plan includes certain provisions that may accelerate vesting upon a takeover bid.

•
Administration. The Prior Incentive Plan was administered by the Board of Directors. The Prior Incentive Plan was closed to new grants of awards on the completion of our initial public offering on June 30, 2022. As at December 31, 2023 there were remaining outstanding 2,662,349 options under the Prior Incentive Plan exercisable for 2,662,239 shares of common stock.

VRB Energy, Inc. Stock Option Plan
The VRB Energy, Inc. (“VRB”) Stock Option Plan (the “VRB Plan”) is a plan of a subsidiary of the Company and was adopted by VRB on November 7, 2017. The purpose of the VRB Plan is to provide VRB and its subsidiaries, present and future, with the means to encourage, attract, retain, and motivate certain eligible participants by granting such eligible participants stock options to purchase common shares in VRB’s capital thus giving them an on-going proprietary interest in VRB.
Eligible participants include directors, employees, and consultants of VRB and its subsidiaries.
•	Shares. The aggregate number of shares of common stock reserved under the VRB Plan is limited to 10% of the outstanding shares of VRB’s capital stock.
•
Award Types. The VRB Plan provided for the award of stock options and share appreciation rights, and bonus share awards to eligible employees and directors. The exercise of options was generally conditioned upon the employee or director’s continuous service. The option term under the VRB Plan cannot exceed ten years. The VRB options granted to Mr. Friedland have a five-year term, with 20% vested upon grant and an additional 20% to vest on each anniversary of grant thereafter.

•	Administration. The VRB Plan is administered by VRB’s remuneration committee or its board, as applicable.
Cordoba Minerals Corp. Amended Stock Option Plan
The Cordoba Minerals Corp. Amended Stock Option Plan (the “Cordoba Plan”) is a plan of a subsidiary of the Company and was most recently amended by Cordoba Minerals on September 13, 2023. The purpose of the Cordoba Plan is to provide Cordoba Minerals and its subsidiaries, present and future, with the means to encourage, attract, retain, and motivate certain eligible participants by granting such eligible participants stock options to purchase common shares in Cordoba Minerals’ capital thus giving them an on-going proprietary interest in Cordoba Minerals.
Eligible participants include directors, employees and consultants of Cordoba Minerals and its subsidiaries.
•	Shares. The aggregate number of shares of common stock reserved under the Cordoba Plan is limited to 10% of the outstanding shares of Cordoba Minerals’ capital stock.
•	Award Types. The Cordoba Plan provides for the award of stock options to eligible employees, directors, and consultants. The option term under the Cordoba Plan cannot exceed ten years.
•	Administration. The Cordoba Plan is administered by Cordoba Minerals’ board, or any committee appointed by Cordoba Minerals’ board to administer the Cordoba Plan.
Cordoba Minerals Corp. Amended Long-Term Incentive Plan
The Cordoba Minerals Corp. Amended Long-Term Incentive Plan (the “Cordoba LTIP”) is a plan of a subsidiary of the Company and was established by Cordoba Minerals on July 27, 2017, and amended on August 9, 2022. The purpose of the Cordoba LTIP is to provide for the granting of share unit awards and the settlement of such share unit awards through the payment of cash (or, subject to the required shareholder approval and at the election of the Board in its sole discretion, the issuance of shares from treasury) for services rendered, or to be rendered, in the year of grant, for the purpose of advancing the interests of Cordoba Minerals, its affiliates and its shareholders through the motivation, attraction and retention of employees, officers and eligible contractors and the alignment of their interest with the interest of Cordoba Minerals’ shareholders.
Eligible participants include employees and consultants of Cordoba Minerals and its subsidiaries. Directors are excluded from the Cordoba LTIP.
•	Shares. The aggregate number of shares of common stock reserved under the Cordoba LTIP is limited to 10% of the outstanding shares of Cordoba Minerals’ capital stock.

•	Award Types. The Cordoba LTIP provides for the award of share units to eligible employees and consultants.
•	Administration. The Cordoba LTIP is administered by Cordoba Minerals’ board.
Kaizen Discovery Inc. Stock Option Plan and Kaizen Discovery Inc. Long-Term Incentive Plan
On February 6, 2024, the Kaizen Discovery Inc. Stock Option Plan and the Kaizen Discovery Inc. Long Term Incentive Plan were terminated pursuant of the acquisition of Kaizen Discovery Inc. by Ivanhoe Electric Inc. The Company acquired all of the issued and outstanding common shares of Kaizen Discovery Inc. (the “Common Shares”) not already beneficially owned by the Company pursuant to a plan of arrangement under the Business Corporations Act (British Columbia) (the “Arrangement”). Immediately prior to the closing of the Arrangement, the Company beneficially owned 54,428,971 common shares of Kaizen Discovery Inc., representing 82.54% of the issued and outstanding common shares on a non-diluted basis. Following the closing of the Arrangement, the Company beneficially owns 69,229,659 Common Shares, representing 100% of the issued and outstanding common shares on a fully diluted basis. The Company acquired the common shares in consideration for the issuance of one share of common stock of Ivanhoe Electric for every 127 Common Shares issued and outstanding immediately prior to the closing of the Arrangement. A total of 116,413 shares of Ivanhoe Electric were issued.
Securities Authorized for Issuance Under Long Term Incentive Plan
The following table gives information about Ivanhoe Electric Inc. common stock that may be issued under our equity compensation plans as of December 31, 2023.
Plan Category	Number of securities to be issued upon exercise of outstanding options, DSUs and RSUs A	Weighted-average exercise price of outstanding options(1) B	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A) C
Equity compensation plans approved by stockholders (LTIP)	4,842,504(2)	$12.34	4,563,142(3)(4)
Equity compensation plans not approved by stockholders (Prior Incentive Plan)	2,662,349	$2.49	0
Total	7,504,853	$8.11	4,563,142
(1)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs or DSUs, since RSUs and DSUs have no exercise price.
(2)
Consists of 3,536,588 shares of common stock issuable upon the exercise of stock options, 1,250,000 shares of common stock deliverable upon settlement of RSUs, and 55,916 shares of common stock deliverable upon settlement of DSUs.

(3)
Consists of shares issuable under outstanding options under the LTIP as of December 31, 2023. Following the adoption of the LTIP, no further awards will be made under the Prior Incentive Plan. Shares issuable under the LTIP may be used for any type of award authorized under the LTIP, including stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, other stock or cash-based awards, and dividend equivalents.

(4)
The number of securities available for future issuance under the LTIP increased on January 1, 2024 by 6,001,263 and is subject to further increase pursuant to the plan terms. For further details of this feature, see “Long Term Incentive Plan” above.

Recent Executive Compensation Changes
On April 8, 2024, the Board granted 415,170 stock options to Mr. Friedland in recognition for his services as Executive Chairman of the Company in 2023. The stock options were granted pursuant to the LTIP with an exercise price of $13.50 and a 7-year term. Given the Executive Chairman’s time and attention to the Company, the Board is considering an appropriate compensation arrangement going forward, and any such compensation arrangement will be disclosed upon finalization.

PROPOSAL 1
ELECTION OF DIRECTORS
At the Annual Meeting, nine directors will be elected by the stockholders to serve on our Board of Directors until the next annual meeting of stockholders, or until their successors are duly elected and qualified, subject to their earlier death, resignation, or removal. Properly submitted proxies will be voted “FOR” the election as director of the persons named below unless the proxy contains instructions to the contrary. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.
Management has no reason to believe that any of the nominees are unable or unwilling to serve, if elected. However, in the event that he or she should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person as shall be designated by the Board of Directors.
Nominees
The Board of Directors has nominated the following persons to serve as directors: Robert Friedland, Taylor Melvin, Russell Ball, Sofia Bianchi, Hirofumi Katase, Patrick Loftus-Hills, Victoire de Margerie, Priya Patil and Ronald Vance with a term that will expire in 2025. Information regarding the business experience of the director nominees may be found under the section of this proxy statement entitled “BOARD OF DIRECTORS AND CORPORATE GOVERNANCE—The Board of Directors.”
Vote Required
The election of each director nominee will require that the votes cast for a nominee’s election exceed the votes cast against such nominee’s election (excluding abstentions and broker non-votes). Pursuant to the terms of our bylaws and Advance Voting Policy, if a nominee in an uncontested election is not elected by a majority vote, then the director shall offer to resign from his or her position as a director. Unless the Board decides to reject the offer or to postpone the effective date of the offer, the resignation shall become effective 60 days after the date of the election. In making a determination whether to reject the offer or postpone the effective date, the Board of Directors will consider all factors it deems relevant to the best interests of the Company. Pursuant to our Advance Voting Policy, the Board will accept the resignation absent exceptional circumstances and, if the Board determines that exceptional circumstances exist and the Board does not accept the resignation, the Company will take the necessary steps to resolve the exceptional circumstance prior to the next stockholder meeting at which directors are elected. If the Board rejects the resignation or postpones its effective date, it will issue a public statement that discloses the reason for its decision.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH DIRECTOR NOMINEE LISTED IN PROPOSAL 1.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Overview
Deloitte LLP (“Deloitte”) currently serves as the Company’s independent registered public accounting firm, and that firm conducted the audit of the Company’s financial statements for fiscal years ended December 31, 2023 and 2022. The Audit Committee has appointed Deloitte LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, and the Board of Directors is asking stockholders to ratify that appointment. Appointment of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders of the Company for ratification. Although the Sarbanes-Oxley Act of 2002, as well as the charter of the Audit Committee, requires the Audit Committee to appoint, retain, and oversee the Company’s independent registered public accounting firm, the Board of Directors considers the appointment of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the appointment of Deloitte LLP for ratification by stockholders as a matter of good corporate practice.
If the affirmative vote of the holders of a majority of the stock present in person or by proxy entitled to vote on this matter are not cast in favor of the appointment of Deloitte LLP, the Audit Committee and the Board of Directors will reconsider the appointment of such firm as the Company’s independent registered public accounting firm. Even if stockholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.
The Company expects representatives of Deloitte LLP to attend the Annual Meeting by teleconference and to be available to respond to appropriate questions. They also will have an opportunity to make a statement if they desire to do so.
Vote Required
Approval of the ratification of the appointment of Deloitte LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 2) will require the affirmative vote of the holders of a majority in voting power of the votes cast at the Annual Meeting (excluding abstentions and broker non-votes). Unless otherwise instructed, the Named Proxies will vote properly executed proxies timely received “FOR” proposal 2.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF DELOITTE LLP AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

PROPOSAL 3
FREQUENCY OF FUTURE ADVISORY
VOTES ON EXECUTIVE COMPENSATION
Overview
As required pursuant to Section 14A of the Exchange Act, we are seeking a non-binding determination from our stockholders as to the frequency with which stockholders will have an opportunity to provide an advisory vote with respect to the compensation of our named executive officers. Stockholders have the option of selecting a frequency of one, two or three years, or abstaining. For the reasons described below, we recommend that our stockholders select a frequency of say-on-pay vote every one year, or an annual vote.
The structure and terms of our executive compensation program is designed to balance the Company’s financial resources, while also supporting long-term value creation, and we believe an annual vote will allow stockholders to better judge our executive compensation program in relation to our long-term performance. As described in this Proxy Statement, one of the key objectives of the structure of our executive compensation is to attempt to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.
The Company believes that an annual vote will provide us with the time to thoughtfully respond to stockholders’ sentiments and implement any necessary changes. We intend to review changes to our compensation arrangements in an effort to maintain the consistency and credibility of the program which is important in motivating and retaining our executive officers. We therefore believe that an annual vote is an appropriate frequency to provide management and our Compensation and Nominating Committee sufficient time to consider stockholders’ input and to implement any appropriate changes to our executive compensation program.
Although the advisory vote is non-binding, our Board will review the results of the vote and take them into account in making a determination concerning the frequency of advisory votes on executive compensation.
Vote Required
Approval on an advisory basis, of the frequency of future advisory votes on executive compensation will require the affirmative vote of the holders of a majority of stock present in person or by proxy entitled to vote (excluding broker non-votes). However, if none of the options receive this level of support, the Board will consider the option that receives a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person by proxy (excluding abstentions and broker non-votes), as the recommendation of the stockholders. A plurality means that the option of “1 YEAR”, “2 YEARS” or “3 YEARS” receiving the highest number of votes is deemed to be the stockholders’ recommendation.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A “1 YEAR”
FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte serves as the Company’s independent registered public accounting firm and has served in that capacity since 2021. The decision to engage Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, was approved by the Audit Committee.
The Audit Committee considered the independence of Deloitte and whether the audit services Deloitte provides to the Company are compatible with maintaining that independence. The Audit Committee has adopted procedures by which the Audit Committee must approve in advance all services provided by and fees paid to the Company’s independent registered public accounting firm. The advance approval requirement was not waived in any instance during the past fiscal year.
Fees and Services of Deloitte LLP
The following table sets forth the aggregate fees billed to us by Deloitte for professional services rendered for the years ended December 31, 2023 and 2022:
(in US$)	Year Ended December 31, 2023	Year Ended December 31, 2022
Audit Fees(1)	$1,083,730	$786,000
Audit Related Fees(2)	$402,794	$417,700
Tax Fees(3)	$—	$—
All Other Fees(4)	$—	$—
Total fees	$1,486,524	$1,203,200
(1)	Fees for audit service on an accrued basis.
(2)	Fees for audit-related services, including in connection with our initial public offering.
(3)	Fees for tax compliance, tax advice and tax planning.
(4)	All other fees not included above.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy that requires the Audit Committee or a member of the Audit Committee to pre-approve all audit and permissible non-audit services to be provided by our independent auditor. These services include audit services, audit-related services, and tax services. Pre-approval is generally requested annually, with any pre-approval detailed as to the particular service, which must be classified in one of the three categories of services listed above. Our Audit Committee may also, on a case-by-case basis, pre-approve particular services that are not contained in the annual pre-approval request. In connection with this pre-approval policy, our Audit Committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board.
In addition, in the event time constraints require pre-approval prior to our Audit Committee’s next scheduled meeting, our Audit Committee may delegate to one or more members of the Audit Committee the authority to pre-approve services to be provided by the independent public accountants and the fees therefor. Any such pre-approval by one or more members of the Audit Committee will be reported to the full Audit Committee at a subsequent meeting. Our Audit Committee pre-approved all audit services provided by Deloitte for the years ended December 31, 2023, and 2022 pursuant to our pre-approval policies and procedures.

REPORT OF THE AUDIT COMMITTEE
The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal years ended December 31, 2023 and 2022. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors.
The Audit Committee is currently comprised of three non-employee directors and operates under a written charter adopted and approved by the Board of Directors. The Board of Directors, in its business judgment, has determined that each Audit Committee member is “independent” as such term is defined under the applicable NYSE rules and under Section 10A(m)(3) of the Exchange Act. The Board determined that Mr. Ball is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of SEC Regulation S-K.
The Audit Committee has sole authority to appoint, retain, compensate, evaluate, oversee, and terminate the Company’s independent registered public accounting firm, to approve fees and other terms of the engagement, and to approve any permitted non-audit engagements with the independent registered public accounting firm.
The Company’s management has the primary responsibility for the preparation, presentation, and integrity of the Company’s financial statements and the accounting and reporting process, including the systems of internal controls, and procedures to assure compliance with applicable accounting standards and applicable laws and regulations.
The Company’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.
The Audit Committee’s responsibility is to independently monitor and review the financial reporting processes of the Company. However, the Audit Committee members are not professionals engaged in the practice of accounting or auditing, and must rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, although the Audit Committee members consult with and discuss these matters and their questions and concerns with management and the Company’s independent registered public accounting firm, the Audit Committee’s oversight cannot provide an independent basis to assure that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures consistent with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions cannot assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards; that the financial statements are presented in accordance with generally accepted accounting principles; or, that the Company’s independent registered public accounting firm is in fact “independent.”
In this context, the Audit Committee holds meetings throughout the year to, among other things, facilitate and encourage communication among the Audit Committee, management, and the Company’s independent registered public accounting firm.
In fulfilling the Audit Committee’s oversight responsibilities, the Audit Committee members reviewed and discussed (a) the audited financial statements for the fiscal years ended December 31, 2023 and 2022 with the Company’s management and the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States, including a discussion of their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, (b) the reasonableness of significant judgments, (c) the clarity of disclosures in the financial statements, and (d) such other matters as are required to be discussed under the applicable Public Company Accounting Oversight Board (“PCAOB”) and SEC rules.
The Audit Committee also discussed with the Company’s independent registered public accounting firm matters related to the conduct of the audit of the Company’s financial statements and matters required to be discussed by the PCAOB. The Audit Committee’s discussions included a discussion of the background and experience of the independent auditor’s audit team assigned to Ivanhoe Electric Inc. and the quality control procedures established by the independent registered public accounting firm. The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm its independence from the Company and its management. The Audit Committee met with the independent registered public accounting firm with and without management present to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
Based on the review and the aforementioned meetings, discussions and reports, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC, and appointed Deloitte LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024.
AUDIT COMMITTEE

Russell Ball (Chair)
Priya Patil
Ronald Vance
The information contained in the foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a description of transactions and any currently proposed transactions to which we were a participant since January 1, 2022 in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any person that was one of our executive officers, directors, director nominees or an immediate family member thereof at any time during such period, or any person that was beneficial holders of more than 5% of any class of our voting securities or immediate family member thereof at the time in which the person had a director or indirect material interest occurred, had or will have a direct or indirect material interest (in addition to the employment agreements, equity awards and other compensation-related arrangements described in “Executive and Director Compensation” above).
Cost Sharing Agreement
Effective May 3, 2021, we became a party to a cost sharing agreement (“Cost Sharing Agreement”) dated as of December 4, 2013, and amended as of January 1, 2016, among Global Mining Management (BVI) Corp., Global Mining Management Corporation (“GMM Corp”) which is beneficially owned, in part, by our Executive Chairman Robert Friedland, and certain other affiliated and non-affiliated companies (the “Operating Corporate Shareholders”). The Cost Sharing Agreement establishes the arrangement by which the Operating Corporate Shareholders, including us, share office facilities and the employment of various administrative, office and management personnel who provide various services to one or more Operating Corporate Shareholders including, without limitation, accounting, corporate secretarial, administrative, human resources, financing, legal, IT and management services, necessary to fulfill the day-to-day responsibilities and ensure compliance with regulatory requirements. Each Operating Corporate Shareholder maintains records of the time spent by each shared employee in providing employment services to the Operating Corporate Shareholder. Each Operating Corporate Shareholder provides GMM with a deposit equal to three (3) months estimated costs and may voluntarily withdraw from the Cost Sharing Agreement upon not less than 90 days written notice. The Company or its subsidiaries made deposits to GMM in the amount of $300,000 in 2023 and $226,976 in 2022.
Stockholders’ Agreements
CI Stockholders’ Agreement. We are party to a stockholders’ agreement dated as of April 30, 2021 (as amended by the first amendment thereto dated as of June 28, 2021), among us, I-Pulse, Ivanhoe Industries LLC, Point Piper, LLC, Century Vision Holdings Limited and Iridium Opportunity Fund A LP (the “CI Stockholder’s Agreement”). The CI Stockholders’ Agreement provided the investors with certain rights, including co-sale rights and rights to participate in certain equity issuances as well as the right to nominate two directors to our Board of Directors. The CI Stockholders’ Agreement also provided I-Pulse with the right to nominate five directors to our Board of Directors. These rights terminated immediately before the closing of our initial public offering.
The investors granted I-Pulse and the non-transferring investor a right of first refusal to purchase all of the common stock that such investor may propose to sell or otherwise transfer at the same price and on the same terms and conditions as those offered to the prospective transferee. These rights terminated immediately before the closing of our initial public offering.
The CI Stockholders’ Agreement also granted the investor parties thereto certain registration rights in respect of the offer and sale of common stock held by them. Set forth below is a description of those rights.
General. The CI Stockholders’ Agreement granted the investor parties thereto certain registration rights in respect of the offer and sale of the “registrable securities” held by them, which securities, pursuant to the terms of such agreement, include the shares of our common stock owned by an investor or its permitted assignee or issuable upon conversion, exercise or exchange of preferred stock or warrants, exercise or exchange of preferred stock or warrants owned by such holder from time to time, including any common stock issued as (or issuable upon conversion, exercise or exchange of preferred stock or warrants issued as) a split, stock dividend or similar distribution or event with respect to, in exchange for, or in replacement of, any of the foregoing shares. Under the CI Stockholders’ Agreement, we will pay all expenses relating to such registrations, including the fees of one counsel for the selling holders not to exceed $20,000 per registration, and the holders will pay all underwriting discounts and commissions relating to the sale of their shares. The CI Stockholders’ Agreement also included customary indemnification and procedural terms.
These registration rights will expire on the earliest to occur of (a) the seventh anniversary of the consummation of our initial public offering or (b) when each holder has sold all of its registrable securities.

Demand Registration Rights. At any time beginning 180 days after the effective date of the registration statement related to our initial public offering, the holders of not less than a majority of the common stock on a fully diluted basis then outstanding may request that we prepare, file, and maintain a registration statement on Form S-1 to register the offer and sale of all or part of their registrable securities if the aggregate offering price, net of selling expenses, of the registrable securities requested to be registered would exceed $10.0 million. We are not required to effect more than three demand registrations.
Piggyback Registration Rights. In the event that we propose to register the offer and sale of any of our securities in an underwritten offering in which (i) any of our securities owned beneficially or of record by I-Pulse or any of its affiliates or any investor are included in the registration statement for such offering as securities being offered by a selling stockholder or, (ii) at any time 180 days after the effective date of the registration statement related to our initial public offering, our securities of any other holder are included in the registration statement for such offering as securities being offered by a selling stockholder, the stockholders party to the Stockholders’ Agreement will be entitled to certain “piggyback” registration rights allowing them to include their registrable securities in such registration, subject to certain marketing and other conditions and limitations.
Second Amended and Restated Stockholders’ Agreement. We are party to a Second Amended and Restated Stockholders’ Agreement dated as of April 5, 2022, among us, I-Pulse, Castelnau LLC (formerly known as Ivanhoe Industries, LLC), Robert Friedland, and each of the investors party thereto (the “Second A&R Stockholders’ Agreement”), which further amended and restated the Stockholders’ Agreement that we entered into in connection with the spin-off and previously amended and restated as of August 3, 2021. The Second A&R Stockholders’ Agreement provided the investors with certain co-sale rights and rights to participate in certain equity issuances. These rights terminated immediately before the closing of our initial public offering.
The Second A&R Stockholders’ Agreement prohibited the investors from transferring their securities (other than to a permitted transferee) unless (i) such investor notified us of the proposed transfer and the circumstances surrounding the proposed transfer, and such investor furnished us with an opinion of counsel (if requested by us) that such transfer will not require registration under the Securities Act; (ii) if immediately prior to such transfer the prospective transferee, together with its affiliates, owned securities that in the aggregate represent less than ten percent (10%) of the shares of common stock of the company on a fully diluted basis and, after giving effect to the transfer, the prospective transferee, together with its affiliates, would not own securities that in the aggregate represented ten percent (10%) or more of the shares of common stock on a fully diluted basis; and (iii) the proposed transferee agreed to be bound to the Second A&R Stockholders’ Agreement.
The Second A&R Stockholders’ Agreement also granted the investor parties thereto certain registration rights in respect of the offer and sale of common stock held by them. Set forth below is a description of those rights.
General. The Second Amended and Restated Stockholders’ Agreement granted the investor parties thereto certain registration rights in respect of the offer and sale of the “registrable securities” held by them, which securities, pursuant to the terms of such agreement, include the shares of our common stock owned by an investor or its permitted assignee or issuable upon conversion, exercise or exchange of preferred stock or warrants, exercise or exchange of preferred stock or warrants owned by such holder from time to time, including any common stock issued as (or issuable upon conversion, exercise or exchange of preferred stock or warrants issued as) a split, stock dividend or similar distribution or event with respect to, in exchange for, or in replacement of, any of the foregoing shares. Under the Amended and Restated Stockholders’ Agreement, we will pay all expenses relating to such registrations, including the fees of one counsel for the selling holders not to exceed $20,000 per registration, and the holders will pay all underwriting discounts and commissions relating to the sale of their shares. The Amended and Restated Stockholders’ Agreement also includes customary indemnification and procedural terms. These registration rights will expire on the earliest to occur of (a) the seventh anniversary of the consummation of our initial public offering or (b) when each holder has sold all of its Registrable Securities.
Demand Registration Rights. At any time beginning 180 days after the effective date of the registration statement related to our initial public offering, the holders of not less than a majority of the common stock on a fully diluted basis then outstanding may request that we prepare, file, and maintain a registration statement on Form S-1 to register the offer and sale of all or part of their registrable securities if the aggregate offering price, net of selling expenses, of the registrable securities requested to be registered would exceed $10.0 million. We are not required to effect more than three demand registrations.

Piggyback Registration Rights. In the event that we propose to register the offer and sale of any of our securities in an underwritten offering in which (i) any of our securities owned beneficially or of record by I-Pulse or any of its affiliates or any investor are included in the registration statement for such offering as securities being offered by a selling stockholder or, (ii) at any time 180 days after the effective date of the registration statement related to our initial public offering, our securities of any other holder are included in the registration statement for such offering as securities being offered by a selling stockholder, the stockholders party to the Stockholders’ Agreement will be entitled to certain “piggyback” registration rights allowing them to include their registrable securities in such registration, subject to certain marketing and other conditions and limitations.
Resale Registration Rights. If a qualifying initial public offering occurs and the Company is required to file with the SEC a shelf registration statement relating to the offer and sale of shares of common stock issuable upon conversion of the Convertible Notes then held by the investors party to the Convertible Notes Registration Rights Agreement (a “Shelf Registration”), the Company must offer to include in such filing any registrable securities any such investor may request. The Company agreed to use its best efforts to cause such Shelf Registration Statement to become effective as soon as reasonably practicable after the filing thereof in accordance with the terms of the Convertible Notes Registration Rights Agreement and will use its best efforts to keep such Shelf Registration Statement continuously effective to allow the prospectus forming part of such Shelf Registration Statement to be useable by such investor(s) until the later of: (i) the last day of the “Shelf Period” (as defined in the Convertible Notes Registration
Rights Agreement) and (ii) the earlier of: (x) the first date as of which the investors party to the Second Amended and Restated Stockholders Agreement no longer hold any Registrable Securities and (y) the fifth anniversary of the closing date of the qualifying initial public offering. All rights to a Shelf Registration will terminate upon the expiration of this period. The Company filed a registration statement with the SEC, which was declared effective on March 30, 2023, pursuant to its obligations under the Amended and Restated Stockholders Agreement.
Amended and Restated Convertible Notes Registration Rights Agreement
In connection with the offering of the Series 1 Convertible Notes, we entered into a registration rights agreement dated as of August 3, 2021, which was amended and restated on April 5, 2022 in connection with the issuance of the Series 2 Convertible Notes (the “Convertible Notes Registration Rights Agreement”) with the purchasers of the Convertible Notes including related parties such as Mr. Friedland, Mr. Katase and Mr. Markin pursuant to which we agreed to file a registration statement to register the resale of shares issued upon conversion of the Convertible Notes. We are required to file the registration statement within 10 days following the expiration of the 180-day lock-up period related to our initial public offering. In the event that we are obligated to file a registration statement 10 days following the expiration of the 180-day lock-up period, and prior to such time the conversion shares may be resold to the public without restriction under Rule 144, our obligations under the Convertible Notes Registration Rights Agreement will terminate.
We are obligated to keep the registration statement continuously effective until the earlier of: (i) the date as of which all Registrable Securities have been sold pursuant to the registration statement; and (ii) the first date as of which the investors have sold their conversion shares pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act, or such conversion shares may be resold to the public without restriction under Rule 144.
Under the Convertible Notes Registration Rights Agreement, we will pay all expenses relating to such registrations, including the fees of one counsel for the selling holders not to exceed $20,000, and the holders will pay all underwriting discounts and commissions relating to the sale of their shares. The Convertible Notes Registration Rights Agreement also includes customary indemnification and procedural terms. The Company filed a registration statement with the SEC, which was declared effective on March 30, 2023, pursuant to its obligations under the Convertible Notes Registration Rights Agreement.

Sales of Shares of Common Stock and Convertible Notes
On April 5, 2022, we entered into subscription agreements with certain investors with respect to the issuance and sale of Series 2 Convertible Notes. The following table sets forth the principal amount of our Series 2 Convertible Notes issued and sold to our directors, executive officers, or holders of more than 5% of our capital stock at the time of or as a result of such issuance, and any affiliate or immediate family member thereof, pursuant to such subscription agreements:
Name	Aggregate Principal Amount of Series 2 Convertible Notes
Orion Mine Finance Fund III LP	$6,200,000
On September 2, 2021, we entered into subscription agreements with certain investors with respect to the issuance and sale of shares of our common stock and Series 1 Convertible Notes. The following table sets forth the number of shares of our common stock and the principal amount of our Series 1 Convertible Notes issued and sold to our directors, executive officers, or holders of more than 5% of our capital stock at the time of or as a result of such issuance, and any affiliate or immediate family member thereof, pursuant to such subscription agreements:
Name	Number of Shares of Common Stock Purchased	Aggregate Principal Amount of Series 1 Convertible Notes	Aggregate Purchase Price
BlackRock World Mining Trust plc	1,004,000	$12,499,800	$14,999,760
BHP Manganese Australia Pty Ltd.	150,500	$1,873,725	$2,248,470
THISBE & CO fbo Fidelity True North Fund	116,500	$1,450,425	$1,740,510
THISBE & CO fbo Fidelity NorthStar Fund	39,500	$491,775	$590,130
On August 3, 2021, we entered into subscription agreements with certain investors with respect to the issuance and sale of shares of our common stock and Series 1 Convertible Notes. The following table sets forth the number of shares of our common stock and the principal amount of our Series 1 Convertible Notes issued and sold to our directors, executive officers, or holders of more than 5% of our capital stock at the time of or as a result of such issuance, and any affiliate or immediate family member thereof, pursuant to such subscription agreements:
Name	Number of Shares of Common Stock Purchased	Aggregate Principal Amount of Series 1 Convertible Notes	Aggregate Purchase Price
Orion Mine Finance Fund III LP	803,166	$9,999,425	$11,999,490
Robert Friedland	502,000	$6,249,900	$7,499,880
Eric Finlayson	10,000	$124,500	$149,400
Robert Friedland is a current executive officer and director. Eric Finlayson is a former executive officer. BlackRock is a current 5% owner. The other investors named above are former 5% owners.
Transactions with I-Pulse
Mr. Friedland, our Executive Chairman, is the founder, chairman and Chief Executive Officer of I-Pulse as well as the Executive Chairman of Ivanhoe Electric. I-Pulse was formerly one of our 5% owners.
On April 30, 2021, HPX, GEO27 S.a.r.l. (“GEO”), HPX TechCo Inc. (“HPX TechCo”), the Company and I-Pulse entered into an assignment and novation agreement. Pursuant to the agreement, each of HPX, GEO and HPX TechCo assigned to the Company all of their respective rights, duties and obligations under their respective license agreement with I-Pulse with respect to certain patent rights and intellectual property rights.
On March 30, 2022, I-Pulse issued to Mr. Friedland a promissory note evidencing I-Pulse’s obligation to repay a principal amount of $10 million with interest at a rate equal to 2% per annum, maturing on July 31, 2024. Under this promissory note, Mr. Friedland has the right to elect to receive, as payment in kind for the principal and interest then outstanding under such note, shares of common stock of the Company currently owned by I-Pulse at a price per share equal to $10.575. Upon the maturity of such promissory note, if the outstanding balance of principal and interest was not previously paid in kind, I-Pulse may elect to repay such amount either in cash or in kind by delivering shares of common stock of the Company at a price per share equal to $10.575.

On March 30, 2022, Orion Mine Finance Fund III LP (“Orion”) entered into a share exchange option agreement with I-Pulse. Following any qualifying initial public offering, but prior to the 30th day after the Shelf Registration Statement (as defined in the Convertible Notes Registration Rights Agreement) has become effective under the Securities Act, Orion is entitled to deliver to I-Pulse up to $10 million of shares of common stock of HPX and receive in exchange shares of common stock of the Company currently held by I-Pulse. The share exchange was completed in August 2022 and Orion received 945,626 shares of common stock of the Company from I-Pulse.
On June 14, 2022, I-Pulse entered into a guaranty of certain indebtedness incurred on such date by HPX and owed to OMF Fund III (F) Ltd. (“OMF”). As security for its obligations in respect of such guaranty, I-Pulse entered into a pledge agreement with OMF, pursuant to which I-Pulse granted OMF a pledge of and a security interest in 1,702,128 shares of the Company’s common stock currently held by I-Pulse (the “Initial Pledged Shares”). If, on the date of a qualifying initial public offering, the aggregate value of the Initial Pledged Shares (as determined by reference to the gross price per share at which common stock of the Company is sold in the qualifying initial public offering) was less than $20 million, then within five business days thereafter, I-Pulse was required to pledge an additional number of shares of the Company’s common stock (the “Subsequent Pledged Shares” and, together with the Initial Pledged Shares, the “Pledged Shares”), such that the aggregate value of the Pledged Shares (as determined by reference to the gross price per share at which common stock of the Company was sold in the qualifying initial public offering) is at least equal to $20 million. In connection with this transaction, we agreed to provide certain registration rights to OMF with respect to the Pledged Shares. The loan was repaid in March 2023.
On October 24, 2022, we entered into an agreement with I-Pulse to purchase six Typhoon™ transmitters to be delivered in stages over approximately the next three years. The total purchase price for the six Typhoon™ transmitters is $12.4 million (12.6 million Euros). The agreement also includes annual maintenance costs of $1.7 million (1.7 million Euros) per year. In October 2022, the Company made deposit payments totaling $7.1 million (7.1 million Euros). In March 2024, the Company paid $646,720 for the first transmitter delivered in December 2023. The remaining payments will be made as each Typhoon™ transmitter system is delivered.
Aviation Services
On September 1, 2021, the Company entered into a Memorandum of Understanding (the “MOU”) with Ivanhoe Capital Aviation Ltd. (“ICA”), an entity beneficially owned by Mr. Friedland, providing for certain aviation services to the Company. Pursuant to the terms of this agreement, the Company agreed to pay ICA $1.0 million per year (billed in equal monthly installments) for the use of ICA’s aircraft. The Company also made a one-time payment to ICA of $1.0 million as rental payment for past use of its aircraft to advance the Company’s business and its projects. Either party may terminate the MOU for any reason at any time. Upon termination, we are obligated to pay all outstanding rent and other amounts for the calendar year in with the termination occurs.
Exploration Joint Venture with Ma'aden
On May 15, 2023, the Company signed a Common Stock Subscription Agreement (the “Subscription Agreement”) with Ma’aden pursuant to the Heads of Terms entered on January 11, 2023. The Subscription Agreement provided for Ma’aden’s purchase of approximately 9.9% of the total outstanding number of shares of common stock of the Company in exchange for $126.5 million as well as the Company’s contribution of $66 million of the proceeds to fund a 50/50 exploration joint venture in Saudi Arabia (the “Joint Venture”) and the entry into certain other related agreements. The Company and Ma’aden agreed to indemnify each other against certain losses resulting from breaches of their respective representations, warranties and covenants, subject to certain survival periods set forth in the Subscription Agreement.
On July 6, 2023, the Company completed the closing of the Subscription Agreement where Ma’aden purchased approximately $127.1 million in the Company’s common stock and entered into an Investor Rights Agreement, Shareholders’ Agreement, TyphoonTM Equipment Purchase and Technical Support Agreement, Data Services Agreement, Technology License Agreement and Director Indemnification Agreement.
The Investor Rights Agreement (“IRA”), under which the Company agreed to appoint a nominee selected by Ma’aden to the Ivanhoe Board and provide Ma’aden with the continuing right to nominate one director to the Company’s Board for so long as Ma’aden owns at least 8% of the outstanding shares of common stock, subject to certain exceptions. Ma’aden agreed to vote its shares in favor of certain matters for so long as it continues to have a right to nominate a director, including the election of all of the Company’s director nominees, the appointment of any independent auditor selected by the Board, any proposal to amend the Company’s certificate of incorporation or bylaws that is approved by a majority of the Board’s independent directors, subject to certain exceptions, and for as long as the standstill described below remains in effect, all matters on which the Company’s stockholders are entitled to vote that have been approved by a majority of the independent directors of the Company’s Board.
The Company granted Ma’aden a right to purchase additional shares of common stock to maintain its 9.9% stock ownership position in the event of any issuances of common stock by the Company in the future, including stock issued as a result of (i) issuances to employees pursuant to any existing or future equity incentive plan, agreement or arrangement approved by the Board; (ii) the exercise or vesting of incentive securities; or (iii) shares issued as acquisition consideration. Subject to certain exceptions, Ma’aden may exercise this right (the “top-up right”) upon the first occurrence after such dilution event in which the Company issues shares (or securities convertible into shares) for cash as part of an equity financing transaction. In the event that Ma’aden does not exercise its top-up right, the ownership threshold for purposes of the top-up right will be reduced to its ownership level after giving effect to the dilutive issuance. The top-up right will expire on the earlier of (i) five years from the date of completion of Ma’aden’s investment in the Company (the “Initial Period”), if within such five-year period Ma’aden has either failed on two separate occurrences to exercise in full its top-up rights, or has sold, transferred or otherwise disposed of any shares (other than to an affiliate or to the Public Investment Fund of the Kingdom of Saudi Arabia (the “PIF”)); (ii) the first day following the Initial Period on which Ma’aden sells, transfers or otherwise disposes of any shares of Company common stock (other than to an affiliate or to the PIF); and (iii) the eight year anniversary of the closing. In addition, Ma’aden has a right to participate in offerings of Company preferred equity securities, if any, subject to certain exceptions.
Ma’aden agreed to a five-year standstill preventing it from increasing its beneficial ownership of shares of common stock above 19.9% or take certain other actions, including participation in a takeover proposal, without the written consent of the Company. The standstill will automatically be released in order for Ma’aden and its affiliates to make a competing offer if the Board approves the Company entering into any agreement with a third party providing for a transaction that would result in a third party or group beneficially owning more than 50% of the Company’s assets or more than 50% of the Company’s or any resulting corporation’s outstanding common stock.
Ma’aden agreed that, without Board approval, for five years it will not dispose of any of the shares it acquires pursuant to the Subscription Agreement or top-up right (except in open market, non-pre-arranged stock exchange transactions), if, as a result of such disposition, the purchaser of such shares would become the beneficial owner of greater than 9.9% of the Company’s common stock and is either a mining company or state-owned enterprise, other than the PIF.
The Company also granted Ma’aden certain registration rights, and agreed to use its reasonable best efforts to have a registration statement declared effective by the Securities and Exchange Commission with 18 months after the closing, registering the resale from time to time of the shares acquire by Ma’aden pursuant to the Subscription Agreement and top-up right.
The Shareholders’ Agreement among Ma’aden, Ivanhoe Electric Mena Holdings Ltd. (“IE Mena”), the Company and the Joint Venture entity, a newly established limited liability company under Saudi law named Ma’aden Ivanhoe Electric Exploration and Development Limited Company (“Saudi JVCo”), sets out the terms governing the relationship of the parties with respect to the Joint Venture. The Shareholders’ Agreement provides for the Company (through IE Mena, a newly established subsidiary), and Ma’aden to establish the 50/50 Joint Venture which will have an initial exploration phase of five years, which may be extended up to an additional five years upon mutual agreement of the parties. The Joint Venture will be conducted through Saudi JVCo. Ma’aden has made available approximately 48,500 km2 of land under an exploration license (or license application) within Saudi Arabia for exploration by the Joint Venture. The Company contributed $66 million to fund Saudi JVCo and the Joint Venture, and provided Saudi JVCo with a royalty-free license to use Typhoon™, within the Kingdom of Saudi Arabia for the purpose of mineral exploration. The license will remain exclusive to the Joint Venture in Saudi Arabia and effective during the term of the Joint Venture. Saudi JVCo agreed to purchase three new generation Typhoon™ units from the Company’s former parent, I-Pulse Inc., for an aggregate contract price of approximately $12 million. Prior to the delivery of new Typhoon™ units, the Company will make available an existing Typhoon™ unit to commence surveying in Saudi Arabia. In certain circumstances, the Company may also be required to make available a second existing Typhoon™ unit if there is a delay in delivery of the first new generation Typhoon™ unit. Saudi JVCo also entered into a data services agreement with the Company’s subsidiary Computational Geosciences Inc. (“CGI”), pursuant to which CGI will be responsible for the supply of the data inversion services for the three-dimensional analysis of data and processing of geophysical datasets produced by the Typhoon™ systems.

The Joint Venture is governed by a board of directors and a Technical Committee comprised of an equal number of representatives from each company. The Technical Committee supervises the exploration activities of the Joint Venture including an initial “land identification stage” where the land Ma’aden is making available will be reviewed and reduced to the most prospective areas for Typhoon deployment. This will be followed by generative exploration and drilling stages aimed at identifying mineral resources of an economically viable scale.
The Saudi JVCo board of directors consists of six nominees – three from each of Ma’aden and the Company. The Chairperson will be chosen from among the Ma’aden nominees. Decisions of the Saudi JVCo board of directors are taken by simple majority vote, except for certain reserved matters that will require the approval of directors representing a shareholder or shareholders holding at least seventy-five percent (75%) of the aggregate equity interest in Saudi JVCo. These matters include among others, the approval of budgets, the approval of additional funding, approval of material contracts valued at $2 million or more (including offtake agreements), approval of the acquisition of additional land, approval of any changes to exploration programs, and the initiation and/or settlement of certain disputes on behalf of Saudi JVCo.
The Company will be the operator during the exploration phase. Ma’aden will assume operatorship if an economically viable deposit is found and is designated by the Joint Venture for further development (a “Designated Project”). However, the Shareholders’ Agreement also provides that no shareholder is obligated to pursue a Designated Project and may inform the other shareholder that it does not wish to further participate in a Designated Project, in which case the other shareholder may pursue the Designated Project on a sole risk basis. If the Company is the non-participating shareholder for a Designated Project, it will have the right to engage Ma’aden in good faith discussions regarding the transfer or exchange of Ivanhoe Electric's interest in a Designated Project for fair market value and the terms of such transfer or exchange including the possible terms of a royalty in lieu of a transfer or exchange for cash or securities.
The Company also provides training and development to employees of the Joint Venture, on mineral exploration, geology, and the operation of the Typhoon™ units.
The Shareholders’ Agreement also provides that for so long as Ivanhoe Electric or IE Mena remains a shareholder of Saudi JVCo, Ivanhoe Electric shall not enter into any other business or business partnership involving mining activities or mineral exploration in Saudi Arabia without Ma’aden’s prior written consent.
The Joint Venture will not be terminable, other than upon the occurrence of an event of default, by either party until the end of the exploration phase. On termination, the Typhoon™ units will be returned by Saudi JVCo to Ivanhoe Electric but provided that Ma’aden shall have the right to engage Ivanhoe Electric in good faith discussions regarding the potential terms and conditions for the continued provision by Ivanhoe Electric to Ma’aden of the Typhoon™ units under a services arrangement for the purpose of exploring other Ma’aden land within Saudi Arabia.
On October 23, 2023, we entered into a subscription agreement with Ma’aden whereby Ma’aden agreed to purchase 1,513,650 shares of our common stock at a purchase price of $13.50 per share in a private placement, for aggregate gross proceeds of approximately $20.4 million. The subscription agreement is as a result of the “top-up right” granted to Ma'aden under the July 6, 2023 Investor Rights Agreement which enables Ma'aden to purchase additional shares of our common stock to maintain its 9.9% stock ownership position in the event of certain issuances by the Company. The sale of the shares closed on October 31, 2023.
On November 1, 2024, the Company and Ma’aden entered into an amendment to the Shareholders’ Agreement to provide for certain updated terms regarding exploration matters and the purchase of Typhoon™ equipment. On January 1, 2024, the Company and Ma’aden entered into a second amendment to the Shareholders’ Agreement to provide for certain updated governance terms regarding the Ma’aden Joint Venture.
At December 31, 2023 the Ma’aden Joint Venture owes the Company $1.3 million for costs that the Company incurred on behalf of the Ma’aden Joint Venture.

OWNERSHIP OF THE COMPANY
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth, as of April 12, 2024, information regarding beneficial ownership of our capital stock by:
•	each person known to us to be the beneficial owner of more than five percent of our then-outstanding common stock;
•	each director, director nominee and named executive officer; and
•	all of our directors and executive officers as a group.
The number of shares of common stock beneficially owned by each person is determined under the rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire by June 11, 2024 (60 days after April 12, 2024) through the exercise or conversion of a security or other right. Unless otherwise indicated, each person has sole investment and voting power with respect to the shares set forth in the following table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares for any other purpose.
The percentage of beneficial ownership in the table below is based on 120,307,414 shares of common stock outstanding as of April 12, 2024.
Unless otherwise indicated below, the address for each beneficial owner is c/o Ivanhoe Electric Inc., 450 E. Rio Salado Parkway, Suite 130, Tempe, AZ 85281.
Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Class (Common)
Named Executive Officers and Directors
Robert Friedland(1)	10,838,579	8.9%
Taylor Melvin(2)	374,713	*
Quentin Markin(3)	219,950	*
Cassandra Joseph(4)	168,666	*
Russell Ball(6)	10,605	*
Sofia Bianchi(7)	3,051	*
Victoire de Margerie(8)	10,605	*
Hirofumi Katase(9)	54,660	*
Patrick Loftus-Hills(10)	4,944	*
Priya Patil(11)	12,577	*
Ronald Vance(12)	3,529	*
All Executive officers and directors as a group (16 people)(13)	12,720,033	10.5%
Century Vision Holdings Ltd(14)	13,673,178	11.4%
Saudi Arabian Mining Company (Ma’aden)(15)	11,783,254	9.8%
BlackRock, Inc.(16)	11,365,305	9.4%
FMR LLC(17)	10,571,482	8.8%
T. Rowe Price Associates, Inc.(18)	7,657,119	6.4%
*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)
Consists of (i) 9,956,636 shares of our common stock, and (ii) 881,943 shares of common stock issuable upon exercise of options vested within 60 days after April 12, 2024. Does not include shares of our common stock that may be acquired pursuant to the terms of a promissory note issued by I-Pulse Inc. (“I-Pulse”) described above under “Certain Relationship and Related Party Transaction” and based on the Schedule 13G filed by Mr. Friedland on February 14, 2024.

(2)	Consists of (i) 208,047 shares of our common stock, and (ii) 166,666 shares of common stock of the Issuer issuable upon exercise of options vested within 60 days after April 12, 2024.
(3)	Consists of direct ownership of 150,000 shares of our common stock and 69,950 shares of our common stock held indirectly through Robert Hoddle Investment Holdings Ltd.
(4)
Consists of (i) indirect ownership of 2,000 shares of our common stock is held by Cassandra Joseph Family Trust, and (ii) 166,666 shares of our common stock issuable upon exercise of options vested within 60 days after April 12, 2024.

(6)	Consists of 10,605 shares of our common stock issuable pursuant to deferred share units vested within 60 days after April 12, 2024.

(7)	Consists of 3,051 shares of our common stock issuable pursuant to deferred share units.
(8)	Consists of 10,605 shares of our common stock issuable pursuant to deferred share units vested within 60 days after April 12, 2024.
(9)	Consists of (1) direct ownership of 44,055 shares of our common stock, and (ii) 10,605 shares of our common stock issuable pursuant to deferred share units vested within 60 days after April 12, 2024.
(10)	Consists of 4,944 shares of our common stock issuable pursuant to deferred share units vested within 60 days after April 12, 2024.
(11)	Consists of (i) direct ownership of 1,972 shares of our common stock and (ii) 10,605 shares of our common stock issuable pursuant to deferred share units vested within 60 days after April 12, 2024.
(12)	Consists of 3,529 shares of our common stock issuable pursuant to deferred share units vested within 60 days after April 12, 2024.
(13)
Consists of the shares listed in the above footnotes, plus (i) 359,824 shares of our common stock held directly or indirectly by our other executive officers, and (ii) 658,330 shares of our common stock issuable to our other executive officers pursuant to options vested within 60 days after April 12, 2024.

(14)
Based on the Schedule 13G filed by Century Vision Holdings Ltd., Chow Tai Fook Capital Ltd., Chow Tai Fook (Holding) Ltd., Chow Tai Fook Enterprises Ltd., and Prestige Century Investments Ltd. on February 13, 2023. The reporting persons’ address is 38/F, New World Tower, 18 Queen's Road Central, Hong Kong. The reporting persons each report beneficial ownership of all of the shares, which are held by Century Vision Holdings Ltd. as to 13,083,968 shares and Prestige Century Investments Ltd. as to 589,210 shares of our common stock. Chow Tai Fook Capital Ltd. owns 81.03% of Chow Tai Fook (Holding) Ltd., which owns 100% of Chow Tai Fook Enterprises Ltd., which owns 100% of each of Century Vision Holdings Ltd. and Prestige Century Investments Ltd.

(15)	Based on the Schedule 13D/A filed by Saudi Arabian Mining Company (Ma’aden) on October 31, 2023. The reporting person’s address is P.O. Box 68861, Riyadh 11537, Kingdom of Saudi Arabia.
(16)
Based on the Schedule 13G filed by BlackRock, Inc. on January 24, 2024. The reporting person’s address is 50 Hudson Yards, New York, NY 10001. BlackRock Inc. has sole voting power over 11,271,042 shares of our common stock and sole dipositive power over 11,365,305 shares of our common stock.

(17)
Based on the Schedule 13G/A filed by FMR, LLC (“FMR”) and Abigail P. Johnson on February 9, 2024. The report persons’ address is 245 Summer Street, Boston, Massachusetts 02210. The reporting persons each report beneficial ownership of all of the shares, and that Fidelity Management & Research Company LLC beneficially owns 5% or greater of our shares of common stock being reported therein. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

(18)
Based on the Schedule 13G filed by T. Rowe Price Associates, Inc. on February 14, 2024. The reporting person’s address is 450 E Rio Salado Parkway, Suite 130, Tempe, Arizona 85281. The reporting person reports sole voting power over 3,517,090 shares of our common stock and sole dispositive power over 7,657,119 shares of our common stock.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors and executive officers, as well as beneficial owners of more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership of Company securities with the Securities and Exchange Commission. Based solely on a review of these reports, written representations from our directors and executive officers, and applicable regulations, we report that for the fiscal year ended December 31, 2023, Graham Boyd filed one Form 4 late relating to one transaction, the award of 100,000 stock options on August 9, 2023, which was reported on August 15, 2023.
OTHER MATTERS
The Board of Directors knows of no other matters other than those stated in this proxy statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies will be voted on any such matter in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.
HOUSEHOLDING OF PROXY MATERIALS
Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders in a stockholder’s household. The Company will promptly deliver a separate copy of the proxy statement to any stockholder who contacts the Company’s Corporate Secretary by writing to Ivanhoe Electric Inc., 450 E. Rio Salado Parkway, Suite 130, Tempe, AZ 85281, or by calling (480) 656-5821. If a stockholder is receiving multiple copies of this proxy statement at the stockholder’s household and would like to receive a single copy of the proxy statement for a stockholder’s household in the future, the stockholder should contact his or her broker, other nominee record holder, or the Company’s Corporate Secretary to request mailing of a single copy of this proxy statement.

THE COMPANY’S WEBSITE
In addition to the information about the Company contained in this proxy statement, information about the Company can be found on its website located at www.ivanhoeelectric.com including information about its management team, products and services and its corporate governance practices. The content on the Company’s website is available for information purposes only, and should not be relied upon for investment purposes, and is not deemed to be incorporated by reference into this proxy statement.
THE COMPANY’S PRINCIPAL EXECUTIVE OFFICE
The Company’s principal executive office is located at 450 E. Rio Salado Parkway, Suite 130, Tempe, AZ 85281.
ANNUAL REPORT AND OTHER SEC FILINGS
Our 2023 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K are available on our corporate website www.ivanhoeelectric.com under the “Investors—Reports and Filings” tab. These and other SEC filings, including this proxy statement, are also available on the SEC’s website at www.sec.gov. The Company will provide, without charge, to any person upon written request or telephone call a copy of any of our SEC filings. All such requests should be directed to our Corporate Secretary, Ivanhoe Electric Inc., 450 E. Rio Salado Parkway, Suite 130, Tempe, AZ 85281, or by calling (480) 656-5821.
ADDITIONAL QUESTIONS AND INFORMATION REGARDING
THE ANNUAL MEETING AND STOCKHOLDER PROPOSALS
Q:	What happens if additional proposals are presented at the Annual Meeting?
A:
Other than the three proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the Named Proxies will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason the director nominees not available as a candidate for director, the Named Proxies will vote your proxy for such other candidate as may be nominated by the Board of Directors.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?
A:
Ivanhoe Electric will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. However, if you choose to vote over the Internet, you will bear the expenses for your Internet access. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q:	May I propose nominees for election to the Board of Directors at next year’s annual meeting of stockholders?
A:
Yes, our bylaws establish an advance notice procedure for stockholders to make nominations for the position of director at an annual meeting. Director nominee proposals for the 2025 annual meeting of stockholders will not be considered timely unless such proposals are received by us no later than February 6, 2025, and no earlier than January 7, 2025, in accordance with our bylaws; provided, however, in the event that the date of the annual meeting is advanced more than 30 days prior to the anniversary date of the Annual Meeting, or delayed more than 70 days after such anniversary date then to be timely such notice must be received by us, in accordance with the bylaws, no earlier than 120 days prior to such annual meeting and no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was first made by us. Any proposal to nominate a director to our Board of Directors must set forth the information required by our bylaws.

Q:	May I propose other business proposals for consideration at next year’s annual meeting of stockholders?
A:
Yes, you may submit other business proposals for consideration at next year’s annual meeting of stockholders. In order for a stockholder proposal to be considered for inclusion in the proxy statement in reliance on

Rule 14a-8 of the Exchange Act and presented at the 2025 annual meeting of stockholders, it must be in such form as is required by the rules and regulations promulgated by the SEC and received by us not less than 120 calendar days before April 24, 2025, the one year anniversary of the date this proxy statement was made available to stockholders (or by December 25, 2024).
A business proposal submitted by a stockholder pursuant to our bylaws and outside of the process of Rule 14a-8 for the 2025 annual meeting of stockholders will not be considered timely unless such proposal is received by us no later than February 6, 2025, and no earlier than January 7, 2025, in accordance with our bylaws; provided, however, in the event that the date of the annual meeting is advanced more than 30 days prior to the anniversary date of the Annual Meeting, or delayed more than 70 days after such anniversary date then to be timely such notice must be received by us, in accordance with the bylaws, no earlier than 120 days prior to such annual meeting and no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was first made by us. Any business proposal must set forth the information required by our bylaws. The proxy to be solicited on behalf of our Board of Directors for the 2025 annual meeting of stockholders may confer discretionary authority to vote on any such proposal considered to have been received on a non-timely basis that nonetheless properly comes before the 2025 annual meeting of stockholders. In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, no later than April 7, 2025.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V43127-P05698

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IVANHOE ELECTRIC INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors	For	Against	Abstain
1a. Robert Friedland	☐	☐	☐
1b. Taylor Melvin	☐	☐	☐
1c. Russell Ball	☐	☐	☐
1d. Sofia Bianchi	☐	☐	☐
1e. Hirofumi Katase	☐	☐	☐
1f. Patrick Loftus-Hills	☐	☐	☐
1g. Victoire de Margerie	☐	☐	☐
1h. Priya Patil	☐	☐	☐
1i. Ronald Vance	☐	☐	☐

The Board of Directors recommends you vote 1 Year on the following proposal:	1 Year	2 Years	3 Years	Abstain
3. Advisory vote on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com.

V43128-P05698

IVANHOE ELECTRIC INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
JUNE 6, 2024

The stockholder(s) hereby appoint(s) Taylor Melvin and Cassandra Joseph, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Ivanhoe Electric Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held in the AC Meeting Room at the AC Hotel Phoenix Tempe/Downtown, 100 East Rio Salado Parkway, Tempe, AZ 85281 at 9:30 a.m., MST on Thursday, June 6, 2024, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S), OR IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IN THEIR DISCRETION, THE PERSONS NAMED ABOVE, ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE